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                                                                    Exhibit 3.75

File No. 840004LP                                                    MAINE
Fee Paid $25.00                                               SECRETARY OF STATE
C.B.     -----                                                       FILED
Date JUL 23 1986
                                                                 July 3, 1986
                                                                /s/ [ILLEGIBLE]
                                                              ------------------
                                                              Secretary of State
                                                                     AGENT


               ---------------------------------------------------

                           SECOND AMENDED AND RESTATED

                          AGREEMENT AND CERTIFICATE OF

                               LIMITED PARTNERSHIP

                                       OF

                          MAINE ENERGY RECOVERY COMPANY

               ---------------------------------------------------


                                  June 30, 1986

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                                TABLE OF CONTENTS

ARTICLE       Title                                                                 Page
-------       -----                                                                 ----
1.            DEFINITIONS.....................................................        2

1.1           Affiliated Person...............................................        2
1.2           Amended Partnership Agreement...................................        2
1.3           Associate.......................................................        2
1.4           Assumed Debt....................................................        2
1.5           Assumption Agreement............................................        2
1.6           Bankruptcy......................................................        2
1.7           Bonds...........................................................        3
1.8           Bond Resolution.................................................        3
1.9           Capital Account.................................................        3
1.10          Capital Contribution Agreements.................................        3
1.11          Capital Contributions...........................................        3
1.12          City............................................................        4
1.13          Code............................................................        4
1.14          Consent.........................................................        4
1.15          Construction Contract...........................................        4
1.16          Contractor......................................................        4
1.17          Credit Enhancer.................................................        4
1.18          Credit Facility.................................................        4
1.19          Deductible Expense..............................................        4
1.20          Development Fee.................................................        4
1.21          Disposition.....................................................        5
1.22          Facility Fee....................................................        5
1.23          Fiscal Year.....................................................        5
1.24          GAAP............................................................        5
1.25          General Partner.................................................        5
1.26          IDB Closing.....................................................        5
1.27          In-Service Date.................................................        5
1.28          Limited Partner.................................................        5
1.29          Liquidator......................................................        6
1.30          Loan Agreement..................................................        6
1.31          Management Fee..................................................        6
1.32          Moody's.........................................................        6
1.33          Net Cash Flow...................................................        6
1.34          Net Sale or Refinancing Proceeds................................        7
1.35          Net Taxable Income..............................................        7
1.36          Net Tax Losses..................................................        7
1.37          Operation and Maintenance Agreement.............................        7
1.38          Partners........................................................        8
1.39          Partnership.....................................................        8
1.40          Partnership Act.................................................        8

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
ARTICLE       Title                                                                 Page
-------       -----                                                                 ----
1.41          Person..........................................................        8
1.42          Power Purchase Agreement........................................        8
1.43          Project.........................................................        8
1.44          Qualified Investments...........................................        8
1.45          Qualifying Facility.............................................       10
1.46          Related Party...................................................       11
1.47          Reimbursement Agreement.........................................       11
1.48          Reserve Fund....................................................       11
1.49          Service.........................................................       11
1.50          S&P.............................................................       11
1.51          Substitute Limited Partner......................................       11
1.52          Tax Return ..... ...............................................       11
1.53          Total Project Costs.............................................       11
1.54          Transfer........................................................       12
1.55          Transfer Agreement..............................................       12
1.56          Transferee......................................................       12
1.57          Transferor......................................................       12
1.58          Trustee. .......................................................       12
1.59          Trust Indenture.................................................       12

2.            THE PARTNERSHIP AND ITS BUSINESS.................................      13

2.1           Continuation ...................................................       13
2.2           Name of Partnership.............................................       13
2.3           Address of Partnership..........................................       13
2.4           Purpose.........................................................       13
2.5           Term............................................................       13
2.6           Place of Business...............................................       13
2.7           Development Fee.................................................       14

3.            CAPITAL CONTRIBUTIONS...........................................       14

3.1           Capital Contributions and Partner Loans.........................       14
3.2           Additional Capital Contributions................................       19
3.3           Assumption of Partnership Liabilities...........................       20
3.4           No Interest on Capital .........................................       20
3.5           Capital Withdrawals and Returns.................................       20
3.6           Waiver of Partition and Dissolution Right.......................       20
3.7           Capital Accounts................................................       20

ARTICLE       Title                                                                 Page
-------       -----                                                                 ----
4.            PROFITS AND LOSSES..............................................       22

4.1           Allocation of Profits and Losses................................       22
4.2           Restoration of Negative Capital Accounts........................       23

4.3           Partnership Adjustments.........................................       23
4.4           Allocations to Transferred Partnership Interests................       23

5.            DISTRIBUTIONS...................................................       24

5.1           Net Cash Flow...................................................       24
5.2           Net Sale or Refinancing Proceeds................................       24
5.3           Distributions in Kind...........................................       24

6.            POWERS, RIGHTS, AND DUTIES OF THE GENERAL PARTNER...............       25

6.1           Management......................................................       25
6.2           Fiduciary Duties ...............................................       27
6.3           Business with Affiliates or Associates..........................       28
6.4           Compensation....................................................       28
6.5           Reimbursement...................................................       28
6.6           Establishment of Reserves.......................................       29

7.            REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE
                GENERAL PARTNER...............................................       30

7.1           Representations, Warranties and Covenants of the
                General Partner...............................................       30
7.2           Representations, Warranties and Covenants of ENI ...............       31
7.3           Representations, Warranties and Covenants of Realty.............       32
7.4           Representations, Warranties and Covenants of Project Capital....       33

8.            INDEMNIFICATION.................................................       33

8.1           Indemnity for Acts and Omissions................................       33

ARTICLE       Title                                                                 Page
-------       -----                                                                 ----
9.            RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS..................       34

9.1           No Control by the Limited Partners..............................       34
9.2           Limitation on Liability.........................................       34
9.3           Power of Attorney...............................................       35

10.           TRANSFER OF LIMITED PARTNERSHIP INTERESTS.......................       36

10.1          No Unpermitted Transfers........................................       36
10.2          Permitted Transfers.............................................       36
10.3          Substitute Limited Partner......................................       38
10.4          Involuntary Withdrawal by a Limited Partner.....................       39
10.5          Transfers to Related Parties....................................       39

11.           WITHDRAWAL OF THE GENERAL PARTNER...............................       40

11.1          Assignment or Withdrawal by the General Partner.................       40
11.2          Voluntary Assignment or Withdrawal of the General Partner.......       40
11.3          Removal of the General Partner..................................       40
11.4          Successor General Partner.......................................       41

12.           DISSOLUTION AND WINDING-UP AFFAIRS..............................       42

12.1          Dissolution.....................................................       42
12.2          Winding-Up......................................................       43
12.3          Distributions Upon Dissolution and Termination..................       43

13.           ACCOUNTING AND REPORTS..........................................       43

13.1          Books and Records...............................................       43
13.2          Reports to Partners.............................................       44
13.3          Annual Tax Returns..............................................       45
13.4          Actions in Event of Audit.......................................       45

14.           GENERAL PROVISIONS..............................................       46

14.1          Amendments......................................................       46
14.2          Title to Partnership Property...................................       46

ARTICLE       Title                                                                 Page
-------       ------                                                                ----
14.3          Notices.........................................................       46
14.4          Governing Law...................................................       47
14.5          Headings........................................................       48
14.6          Further and Additional Documents and Reports....................       48
14.7          Counterparts....................................................       48
14.8          Binding on Successors and Assigns...............................       48
14.9          Waiver..........................................................       48
14.10         Severability....................................................       48
14.11         Attorneys' Fees.................................................       49
14.12         Project Inspections.............................................       49
14.13         Creditors.......................................................       49
14.14         Remedies........................................................       49
14.15         Arbitration.....................................................       50
14.16         Payments on Non-Business Days...................................       50
14.17         Schedules and Exhibits..........................................       50
14.18         Number and Gender...............................................       51

                           SECOND AMENDED AND RESTATED
                          AGREEMENT AND CERTIFICATE OF
                               LIMITED PARTNERSHIP
                                       OF
                         MAINE ENERGY RECOVERY COMPANY

          This SECOND AMENDED AND RESTATED AGREEMENT AND CERTIFICATE OF LIMITED PARTNERSHIP, dated as of the 30th day of June, 1986, is entered into by and among KUHR TECHNOLOGIES, INC., a New Jersey corporation ("KTI"); ENERGY NATIONAL, INC., a Utah corporation ("ENI"); CNA REALTY CORP., a Delaware corporation ("Realty"); and PROJECT CAPITAL 1985, a New York general partnership ("Project Capital").

                              PRELIMINARY STATEMENT

          On the date hereof, KTI is the general partner and ENI and Realty are the limited partners of Maine Energy Recovery Company (the "Partnership"), an existing Maine limited partnership organized on June 30, 1983. KTI, ENI and Realty now desire to admit Project Capital as a limited partner of the Partnership, to continue the existence of the Partnership for the purposes herein described, to amend and restate in its entirety the Partnership's limited partnership agreement and its limited partnership certificate, and to enter into this Agreement on the terms and conditions hereinafter set forth. KTI is sometimes hereinafter referred to as the "General Partner." Each of ENI, Realty and Project Capital is sometimes hereinafter referred to as a "Limited Partner," and, collectively, as the "Limited Partners." The General Partner and the Limited Partners are sometimes hereinafter referred to, individually, as a "Partner" and, collectively, as the "Partners."

          NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE 1.  DEFINITIONS.

          As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          1.1 AFFILIATED PERSON. An "Affiliated Person" means an "affiliate," as defined in Rule 405 under the Securities Act of 1933.

          1.2 AMENDED PARTNERSHIP AGREEMENT. The "Amended Partnership Agreement" means the Amended and Restated Agreement and Certificate of Limited Partnership of Maine Energy Recovery Company, dated as of June 17, 1985, among Kuhr Technologies, Inc., Energy National, Inc., CNA Realty Corp. and Nicholas Menonna, Jr.

          1.3 ASSOCIATE. An "Associate" means an "associate," as defined in Rule 405 under the Securities Act of 1933.

          1.4 ASSUMED DEBT. The "Assumed Debt" shall mean the entire outstanding amount under the Loan Agreement

          1.5 ASSUMPTION AGREEMENT. The "Assumption Agreement" is that certain Assumption Agreement dated as of June 30, 1986, among the Partnership, Project Capital, The Bank of Tokyo Trust Company and National Westminster Bank USA.

          1.6 BANKRUPTCY. "Bankruptcy," with respect to the Partnership or a Partner therein, means (a) an adjudication that such Partner or Partnership is bankrupt or insolvent, or the entry of an order for relief under the Federal Bankruptcy Code, (b) its inability to pay its debts as they mature, (c) the making by it of an assignment for the benefit of creditors, (d) the filing by it of a petition in bankruptcy or a petition for relief under any section of the Federal Bankruptcy Code or any

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other applicable bankruptcy or insolvency statute or an answer admitting or failing to deny the allegations of any such petition, (e) the filing against it of any such petition (unless such petition is dismissed within thirty (30) days from the date of filing thereof), or (f) the appointment of a trustee, conservator or receiver for all or a substantial part of its assets (unless such appointment is vacated or stayed within thirty (30) days from its effective date).

          1.7 BONDS. The "Bonds" are the "Variable Rate Demand Resource Recovery Revenue Bonds, (Maine Energy Recovery Company Project--Series 1985)" in the aggregate principal amount of $81,000,000, issued by the City pursuant to the Bond Resolution.

          l.8 BOND RESOLUTION. The "Bond Resolution" is that certain resolution adopted July 19, 1983 as amended by resolutions adopted on August 14, 1984, November 14, 1984, December 20, 1984, May 15, 1985, and June 11, 1985, by
the City, pursuant to which the City resolved to issue the Bonds, as such Resolution may be amended from time to time.

          1.9 CAPITAL ACCOUNT. A "Capital Account" is the account maintained by the Partnership for each Partner, as provided in Section 3.7 of this Agreement.

          1.10 CAPITAL CONTRIBUTION AGREEMENTS. "Capital Contribution Agreements" are those certain Capital Contribution Agreements, between National Westminster Bank USA and ENI, dated June 18, 1985, between National Westminster Bank USA and Realty, dated June 18, 1985 and between National Westminster Bank USA and Project Capital, as contemplated by Section 3.1(c) hereof, as the same may be amended and/or restated from time to time.

          1.11 CAPITAL CONTRIBUTIONS. "Capital Contributions" are those contributions which have been made to the capital of the Partnership by the Partners pursuant to Section 3.1 of the Amended Partnership Agreement or are to be made to the capital of the Partnership by the Partners pursuant to Section
3.1 of this Agreement.

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          1.12      CITY. The "City" is the City of Biddeford, Maine, a
municipal corporation.

          1.13 CODE. The "Code" means the United States Internal Revenue Code of 1954, as amended from time to time.

          1.14      CONSENT. "Consent" means the written consent of a Person.

          1.15 CONSTRUCTION CONTRACT. The "Construction Contract" means that certain turnkey construction contract between the Partnership and the Contractor dated October 19, 1984, as amended, pursuant to which the Contractor, either itself or through suppliers and subcontractors, will provide the Partnership with design engineering, procurement and construction services for the Project.

          1.16 CONTRACTOR. The "Contractor" is General Electric Company, a New York corporation.

          1.17 CREDIT ENHANCER. The "Credit Enhancer" is National Westminster Bank USA, a national banking association ("Nat-West").

          1.18 CREDIT FACILITY. The "Credit Facility" is the liquidity and credit support facility provided by National Westminster Bank USA pursuant to the Reimbursement Agreement.

          1.19 DEDUCTIBLE EXPENSE. A "Deductible Expense" means an expense of the Partnership deductible for Federal income tax purposes in the relevant Fiscal Year.

          1.20 DEVELOPMENT FEE. The "Development Fee" is the fee that the Partnership pays to the General Partner pursuant to Section 2.7 of this Agreement in consideration of its efforts in developing the Project.

          1.21 DISPOSITION. "Disposition" means any sale or exchange (either in one transaction or a series of transactions) to one or more buyers pursuant to a plan of disposition formulated by the General Partner, or other disposition including, but not limited to, an involuntary disposition giving rise to insurance or other proceeds (except to the extent such proceeds are included in Net Cash Flow) of all or any part of the Partnership's property.

          1.22 FACILITY FEE. The "Facility Fee" is the monthly fee that the Partnership pays to the Credit Enhancer in consideration of the Credit
Facility.

          1.23 FISCAL YEAR. "Fiscal Year" means the tax year of the Partnership, which is the calendar year pursuant to Section 7.1(j) of this Agreement.

          1.24 GAAP. "GAAP" means generally accepted accounting principles in the United States in effect from time to time.

          1.25 GENERAL PARTNER. The "General Partner" is Kuhr Technologies, Inc., a New Jersey corporation ("KTI"), or its successors or lawful assigns.

          1.26 IDB CLOSING. The "IDB Closing" means the closing on the Bonds, which occurred on June 18, 1985.

          1.27 IN-SERVICE DATE. The "In-Service Date" means the date the Partnership places the Project in Service, pursuant to the Code and regulations thereunder.

          1.28 LIMITED PARTNER. A "Limited Partner" is Energy National, Inc., a Utah corporation ("ENI"), CNA Realty Corp., a Delaware corporation ("Realty"), Project Capital 1985, a New York general partnership ("Project Capital"), or their respective successors or lawful assigns.

          1.29 LIQUIDATOR. The "Liquidator" is a Person who shall be responsible for taking all action necessary or appropriate upon the liquidation of the Partnership to wind up its affairs and distribute its assets pursuant to
Article 12 of this Agreement. The Liquidator may be the General Partner or such other Person as may be lawfully appointed.

          1.30 LOAN AGREEMENT. The "Loan Agreement" is that certain Loan Agreement, dated as of June 1, 1985, between the Partnership and the City of Biddeford.

          1.31 MANAGEMENT FEE. The "Management Fee" is the annual fee the Partnership shall pay to the General Partner pursuant to Section 6.4 of this Agreement in consideration of services performed on behalf of the Partnership.

          1.32      MOODY'S. "Moody's" means Moody's Investor Services, Inc.

          1.33 NET CASH FLOW. The "Net Cash Flow" of the Partnership for the applicable or pertinent period means the operating receipts, including but not limited to income from investments, for such period, including such receipts as may be received by the Trustee, less the sum of (a) all costs and expenses which the Partnership is obligated to incur for or during such period in the operation of or in connection with the Partnership's property and the Partnership, including, but not limited to, (1) payroll, (2) business taxes and real and personal property taxes and assessments, and fees and expenses in connection with the preparation of the Partnership's tax returns, (3) insurance premiums, (4) all expenditures required to be made by the General Partner on behalf of the Partnership and all management fees and expenses, (5) capital improvements and the repair, maintenance and restoration of the improvements (including any portion of the same to the extent not covered by insurance proceeds), (6) expenditures required to be made under or in connection with any contract, (7) fees and expenses of the Trustee, (8) the Facility Fee, and (9) without limitation, all other costs and expenses, including capital expenditures, required to be made by the Partnership;

(b) all principal and interest and other sums and amounts payable for the applicable or pertinent period on or in connection with any promissory note secured by any mortgage or deed of trust to which the Partnership property or any part thereof shall at any time be subject, and, without limitation, other secured or unsecured indebtedness of the Partnership; and (c) reasonable additional reserves for imminent future costs, expenses and payments, including the replenishment of such reserves as reasonably determined by the General Partner.

          1.34 NET SALE OR REFINANCING PROCEEDS. "Net Sale or Refinancing Proceeds" are the net proceeds remaining from any sale or Disposition or taking of all or part of the Partnership's property (including, without limitation, eminent domain or condemnation proceeds or proceeds from a Transfer under a threat of condemnation or eminent domain proceedings, title insurance proceeds and casualty insurance proceeds) or any financing or refinancing of the Partnership's property (including a refinancing of the indebtedness pursuant to the Loan Agreement after the payment of all costs and expenses related thereto, and the payment for any capital expenditures or expenses for which such proceeds are to be used and the satisfaction of any mortgage debt and the setting aside of any reserves as reasonably determined by the General Partner).

          1.35 NET TAXABLE INCOME. "Net Taxable Income" means the annual net income of the Partnership, as determined for Federal income tax purposes.

          1.36 NET TAX LOSSES. "Net Tax Losses" means the annual net losses of the Partnership, as determined for Federal income tax purposes.

          1.37 OPERATION AND MAINTENANCE AGREEMENT. "Operation and Maintenance Agreement" means that certain Operation and Maintenance Agreement, dated as of June 1, 1985, between General Electric Company and the Partnership.

          1.38 PARTNERS. "Partners" means the General Partner and the Limited Partners, collectively; "Partner" refers to any one of the Partners, or its successors or assigns.

          1.39 PARTNERSHIP. The "Partnership" means Maine Energy Recovery Company, a Maine limited partnership, which partnership is the subject of this Agreement, as such partnership may from time to time be constituted.

          1.40 PARTNERSHIP ACT. The "Partnership Act" is the Maine Uniform Limited Partnership Act, as it may be amended from time to time.

          1.41 PERSON. "Person" means any individual, firm, corporation, trust, partnership or other entity.

          1.42 POWER PURCHASE AGREEMENT. "Power Purchase Agreement" means that certain Power Purchase Agreement, dated as of January 12, 1984, between Central Maine Power Company and the Partnership.

          1.43 PROJECT. The "Project" means the approximately 22-MW electric and steam generating facility to be constructed by the Partnership in Biddeford, York County, Maine.

          1.44 QUALIFIED INVESTMENTS. "Qualified Investments" means investments in the following securities having the following ratings at the time of the purchase thereof and, except as otherwise provided below, having a maturity of not longer than one year following the time of such purchase, if and to the extent such investments are permitted by law:

                    (a) any bond or other obligations which as to principal and interest constitute direct obligations of, or are unconditionally guaranteed by, the United States of America, including obligations of any of the Federal agencies set forth in clause (b) below to the extent unconditionally guaranteed by the United States of America;

                    (b) obligations of the Federal National Mortgage Association, the Government National Mortgage Association, the Federal Financing Bank, the Federal Intermediate Credit Banks, Federal Banks for Cooperatives, Federal Land Banks, Federal Home Loan Banks, Farmers Home Administration and Federal Home Loan Mortgage Association;

                    (c) taxable commercial paper, other than that issued by bank holding companies, rated in the highest rating category by either Moody's or S&P or tax-exempt commercial paper rated, without giving effect to the additions of a "plus" to any rating, in the highest rating category by Moody's or S&P;

                    (d) direct and general obligations of any state or any political subdivision thereof of the United States of America, to the payment of the principal of and interest on which the full faith and credit of such state or political subdivision is pledged, provided that such obligations are rated, without giving effect to the addition of a "plus" to any rating, in either of the two highest rating categories by Moody's or S&P;

                    (e) variable rate obligations required to be redeemed or purchased by the obligor or its agent or designee upon demand of the holder thereof secured as to such redemption or purchase requirement by a liquidity agreement with a corporation and as to the payment of interest and principal either upon maturity or redemption (other than upon demand by the holder thereof) thereof by an unconditional credit facility of a corporation, provided that the variable rate obligations themselves are rated, without giving effect to the addition of a "plus" to any rating, in the highest rating category by either Moody's or S&P and that the corporations providing the liquidity agreement and credit facility have, at the date of acquisition of the variable rate obligation by the Partnership, an outstanding issue of unsecured, uninsured and unguaranteed debt obligations rated, without giving effect to the addition of a "plus" to any rating, in either of the two highest rating categories by either Moody's or S&P;

                    (f) certificates of deposit, whether negotiable or nonnegotiable, issued by any bank or trust company organized under the laws of any state of the United States of America or any national banking association

(including the Trustee), provided the outstanding unearned, uninsured, unguaranteed debt obligations of such institution (or, in the case of the principal bank in a bank holding company, debt obligations of the bank holding company) are rated, without giving effect to the addition of a "plus" to any rating, in the highest two categories by either Moody's or S&P in the case of debt obligations with maturities greater than one year and in the highest rating category by either Moody's or S&P in the case of debt obligations with maturities of one year or less, and such bank, trust company or national banking association has a combined capital, surplus and undivided earnings of not less than $150,000,000, provided that such certificates of deposit shall be purchased directly from such a bank, trust company or national banking association and shall be either (1) continuously and fully insured by the Federal Deposit Insurance Corporation, or (2) continuously and fully secured by such securities as are described above in clauses (a) or (b), inclusive, which shall have a market value (exclusive of accrued interest) at all times at least equal to one hundred and three percent (103%) of the principal amount of such certificates of deposit;

                    (g) any repurchase agreement which by its terms matures not later than 30 days from its date of execution with any bank or trust company organized under the laws of any state of the United States of America or any national banking association (provided such bank, trust company or national banking association has a combined capital, surplus and undivided earnings of not less than $150,000,000) or government bond dealer reporting to, trading with, and recognized as a primary dealer by the Federal Reserve Bank of New York, which agreement is secured by any one or more of the securities described in clauses (a) or (b) above which securities shall at all times have a market value (exclusive of accrued interest) not less than one hundred three percent (103%) of the full amount of the repurchase agreement, dates of maturity not in excess of 7 years and be delivered to another bank or trust company organized under the laws of any state of the United States of America or any national banking association, as custodian.

          1.45 QUALIFYING FACILITY. "Qualifying Facility" means a small power production or cogeneration facility that has been approved by order of the Federal

Energy Regulatory Commission as a qualifying facility under the Public Utility Regulatory Policies Act of 1978 and regulations promulgated thereunder.

          1.46 RELATED PARTY. "Related Party" means corporate relationship in which a corporation wholly-owns, or is wholly-owned by, another corporation.

          1.47 REIMBURSEMENT AGREEMENT. The "Reimbursement Agreement" means that certain Letter of Credit and Reimbursement Agreement, dated as of June 1, 1985, between Maine Energy Recovery Company and National Westminster Bank USA.

          1.48 RESERVE FUND. The "Reserve Fund" means the operating reserve account that the Partnership will deposit with Nat-West pursuant to Section 9.3 of the Reimbursement Agreement.

          1.49 SERVICE. The "Service" means the United States Internal Revenue Service.

          1.50      S&P. "S&P" means Standard Poor's Corporation.

          1.51 SUBSTITUTE LIMITED PARTNER. "Substitute Limited Partner" means a Person who has become a Substitute Limited Partner pursuant to Section
10.3 of this Agreement.

          1.52 TAX RETURN. "Tax Return" means the annual Federal income tax return of the Partnership, whether on Form 1065 or such other form as may hereafter be prescribed by the Service.

          1.53 TOTAL PROJECT COSTS. "Total Project Costs" are those incurred costs as of the achievement of Final Completion under the Construction Contract, which costs are necessary or incidental to the development and completion of the Project including, but not limited to,

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the price paid to the Contractor for the construction of the Project; initial start-up costs including fuel inventory during start-up; organizational, development and management fees and expenses; legal and accounting fees associated with the development of the Project; site acquisition costs; financing fees and expenses; interest during construction, and working capital; less interest earned on the unused proceeds of the Bonds from the IDB Closing until the Facility achieves Substantial Completion as defined in the Construction Contract.

          1.54 TRANSFER. A "Transfer" means a sale, transfer, assignment, hypothecation, or other disposition.

          1.55 TRANSFER AGREEMENT. The "Transfer Agreement" is that certain Agreement to Transfer Limited Partnership Interest, dated June 30, 1986, between ENI and Project Capital.

          1.56 TRANSFEREE. A "Transferee" means a purchaser, transferee, or assignee of, or Person who takes an interest by means of hypothecation in, a Partnership interest.

          1.57 TRANSFEROR. "Transferor" means a seller, assignor or hypothecator of a Partnership interest.

          1.58 TRUSTEE. The "Trustee" is The Bank of Tokyo Trust Company, New York, New York, and its successors or assigns and any other corporation which may at any time be substituted in its place pursuant to the Trust Indenture.

          1.59 TRUST INDENTURE. "Trust Indenture" means that certain Trust Indenture, dated as of June 1, 1985, between the City and the Trustee.

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ARTICLE 2.  THE PARTNERSHIP AND ITS BUSINESS.

          2.1 CONTINUATION. The Partners hereby agree to continue themselves as a limited partnership under the laws of the State of Maine. Project Capital shall be admitted to the Partnership as a Limited Partner. As of the date hereof, this Second Amended and Restated Agreement and Certificate of Limited Partnership and all such other certificates and documents as may be necessary or desirable to comply with all requirements for the amendment and operation of a limited partnership pursuant to the Partnership Act shall be duly filed for record by the General Partner in the Office of the Secretary of State of the State of Maine. Hereafter, the General Partner shall make or cause to be made all such filings, recording, publishing and other acts as may be necessary or appropriate from time to time in connection therewith.

          2.2 NAME OF PARTNERSHIP. The name of the Partnership shall continue to be "Maine Energy Recovery Company."

          2.3 ADDRESS OF PARTNERSHIP. The address of the Partnership shall continue to be Maine Energy Recovery Company, at 9 Lincoln Street, Biddeford, Maine 04005.

          2.4 PURPOSE. The purpose of the Partnership shall continue to be to own and operate the Project, and to undertake any and all other acts and things necessary, proper, convenient, or advisable to effectuate and carry out such purpose.

          2.5 TERM. The term of the Partnership shall be from the date hereof until December 31, 2025, unless the Partnership is sooner dissolved as herein provided by agreement of all the Partners or by operation of law.

          2.6 PLACE OF BUSINESS. The principal office and place of business of the Partnership shall continue to be at 9 Lincoln Street, Biddeford, Maine 04005. The Partnership may also maintain such other offices at such other places as the General Partner may deem advisable.

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The General Partner shall promptly notify the Partners of any change in the principal place of business of the Partnership. The address of the General Partner shall continue to be 411 Hackensack Avenue, Hackensack, New Jersey 07601, or at such other place(s) as the General Partner may from time to time designate in writing to the Partners.

          2.7 DEVELOPMENT FEE. Under the terms of the Amended Partnership Agreement and continuing under the terms of this Agreement, the Partnership is required to pay the General Partner a development fee in the amount of $4 million for its efforts in developing the Project. As of the date hereof, $3,600,000 has been paid to the General Partner and the remaining balance of $400,000 shall be paid in installments of $50,000 at the end of each month from the date hereof; PROVIDED, HOWEVER, that any amounts owing on the In-Service Date shall be paid in full to the General Partner on such date.

ARTICLE 3.  CAPITAL CONTRIBUTIONS.

          3.1       CAPITAL CONTRIBUTIONS AND PARTNER LOANS.

                    (a) Upon the execution of the Amended Partnership Agreement, the General Partner made a cash contribution to the capital of the Partnership in the amount of $1,000. The General Partner's Capital Account reflects such contribution.

                    (b) (i) Realty and ENI each made an initial Capital Contribution to the Partnership in the amount of $500,000 on the date of the IDB Closing. ENI's Capital Account shall be adjusted to equal two-thirds of the amount (including a deficit, if any) contained therein as of June 1, 1986 and Project Capital's Capital Account shall be adjusted to equal one-third of the amount (including a deficit, if any) contained in ENI's Capital Account as of June 1, 1986.

                          (ii)  To the extent requested by the General Partner,
ENI, Realty and Project Capital shall make additional Capital Contributions to the Partnership in an amount up to $7,000,000, $10,500,000 and $3,500,000, respectively, to fund Total Project Costs.

ENI and Realty shall have the right to approve or disapprove (subject to the same standards as are applicable to the Credit Enhancer) material changes in the Construction Contract, the Power Purchase Agreement, the Operation and Maintenance Agreement and any agreement for disposal of a guaranteed annual tonnage of 25,000 tons of MSW per year or more before making such additional Capital Contributions or any loans pursuant to Section 3.l(b)(iii) below (and so long as any such loans shall remain unpaid).

                         (iii)  (A) In the event that Total Project Costs exceed
$103,000,000, to the extent requested by the General Partner, and provided commercial loans are not available to meet the needs of the Partnership (which loans shall be deemed available if sources therefor are offered by a Limited Partner on terms reasonably satisfactory to all of the Partners), the Partners shall make loans to the Partnership in proportion to the ratio in which the Partners share in Net Cash Flow to fund additional Project costs necessary to achieve Final Completion (as defined in the Construction Contract); PROVIDED, HOWEVER, that the Partners shall not be required to make loans under this
Section 3.1(b)(iii)(A) until all Capital Contributions required to be made under
Section 3.1(b)(ii) of this Agreement and all of the proceeds of the Bonds have been applied by the Trustee to fund Project costs. Amounts outstanding on loans made under this Section 3.1(b)(iii)(A) shall bear interest at the rate equal to the prime rate posted from time to time by Citibank, N.A., New York, New York, plus two percent (2%), which shall be due and payable monthly in arrears prior to any distributions pursuant to Article 5 of this Agreement. Such interest shall accrue monthly to the extent not paid when due.

                                (B) If the General Partner cannot make loans
pursuant to Section 3.l(b)(iii)(A) solely from funds available from distributions of Net Cash Flow, Realty, ENI and Project Capital shall make loans in proportions equal to 50 percent by Realty, 33.3333 percent by ENI and 16.6667 percent by Project Capital, in an amount equal to the General Partner's loan obligation pursuant to Section 3.l(b)(iii)(A), which loans shall be repaid by the General Partner to the Limited Partners solely out of its share of distributions of Net Cash Flow and shall bear interest at the rate provided for in Section 3.l(b)(iii)(A) above.

                    (c) To secure its obligation to make Capital Contributions under Section 3.1(b)(ii) of the Amended Partnership Agreement, on the date of the IDB Closing, ENI delivered to the Trustee an irrevocable letter of credit in favor of the Trustee, satisfactory to the Credit Enhancer, in the amount of $10,500,000. The amount of the letter of credit delivered by ENI pursuant to the preceding sentence shall be reduced by $3,500,000 to reflect the portion of ENI's partnership interest transferred to Project Capital under the Transfer Agreement. The amount of such letter of credit also shall be reduced by the amount of the aggregate Capital Contributions made by ENI under Section 3.1(b)(ii) of the Amended Partnership Agreement and Section 3.1(b)(ii) of this Agreement. To secure its obligation to make loans under Section 3.1(b)(iii) of this Agreement, ENI hereby covenants with the Partnership and the Partners that it will reserve $2,000,000 of its authorized capital for purposes of making such loans.

                    (d) To secure its obligation to make Capital Contributions under Section 3.1(b)(ii) of the Amended Partnership Agreement on the date of the IDB Closing, Realty delivered to the Trustee a surety bond in favor of the Trustee, satisfactory to the Credit Enhancer, in the amount of $10,500,000. Such surety bond serves to secure the obligation of Realty to make Capital Contributions under Section 3.1(b)(ii) of this Agreement. The amount of such surety bond shall be reduced by the amount of the aggregate Capital Contributions made by Realty under Section 3.1(b)(ii) of the Amended Partnership Agreement and Section 3.1(b)(ii) of this Agreement. To secure its obligation to make loans under Section 3.1(b)(iii) of this Agreement, Realty delivered to the Trustee a surety bond in favor of the Credit Enhancer, in the amount of $3 million. Such surety bond serves to secure the obligation of Realty to make loans under Section 3.1(b)(iii) of this Agreement.

                    (e) To secure its obligation to make Capital Contributions under Section 3.1(b)(ii) of this Agreement, on the date hereof, Project Capital shall cause to be delivered to the Trustee an irrevocable letter of credit in favor of the Trustee, satisfactory to the Credit Enhancer, in the amount of $3,500,000. The amount of such letter of credit shall be reduced by the amount of the aggregate Capital Contributions made by Project Capital under Section 3.1(b)(ii) of this Agreement.

To secure its obligation to make loans under Section 3.1(b)(iii) of this Agreement, Project Capital shall cause to be delivered to the Trustee promptly after the date hereof a letter of credit in favor of the Credit Enhancer, in the amount of $1,000,000.

                    (f) If the General Partner reasonably determines that the Partnership, after demanding payment from all parties obligated either to lend funds to the Partnership or to repay any debt or obligation to the Partnership, in whole or in part, will be unable to make a payment of principal or interest, as the case may be, on a timely basis with respect to the Assumed Debt, the General Partner may, in its sole discretion, require that Project Capital make additional Capital Contributions, in an amount equal to the lesser of (i) the aggregate amount required to make such principal or interest payment and (ii) the maximum amount then payable by Project Capital in respect of its obligations under Section 3.3 and the Assumption Agreement, in order to enable the Partnership to make payments of principal and interest pursuant to the terms of the Loan Agreement. The General Partner shall use its best efforts to demand such additional Capital Contributions at the earliest practicable time in advance of the date such payment, with respect to the indebtedness evidenced by the Loan Agreement, is required to be made. Upon the demand of the General Partner, Project Capital shall make such Capital Contributions 15 days prior to the date such payment is due, unless demand is made less than 15 days prior to the due date, in which case such Capital Contributions shall be made as soon as practicable. If Project Capital shall pay to the Trustee on behalf of the City any amount pursuant to the Assumption Agreement, then the amount of the additional Capital Contribution which may be demanded by the General Partner from Project Capital shall be reduced on a dollar-for-dollar basis by any amount so paid, and any such payments under the Assumption Agreement shall be deemed to be additional Capital Contributions under this Section 3.1(f) and shall increase the Capital Account of Project Capital. As between the General Partner and Project Capital, Project Capital shall be liable for any repayments of borrowings pursuant to the Loan Agreement but only to the extent of their obligation under the Assumption Agreement, and Project Capital shall have no right of contribution from the General Partner or the Partnership in the event that Project Capital is required to make payment under this Section 3.l(f) or the Assumption

Agreement. The obligation of Project Capital to make additional Capital Contributions under this Section 3.1(f) shall terminate at such time as its obligation to make payments pursuant to the Assumption Agreement terminates; PROVIDED, HOWEVER, that such obligation to make additional Capital Contributions shall continue to be effective, to the same extent provided for in the Assumption Agreement.

                    (g) If a Limited Partner shall fail to make any Capital Contribution payment or loan within 30 days after notice from any Partner that the payment is due, and the Trustee is unable to draw on the letter of credit or surety bond securing the obligation to make such Capital Contribution or loan, the Limited Partner shall be in default upon the delivery of a notice of such failure by the General Partner to the defaulting Limited Partner and each other Partner and, upon such default, interest on the unpaid balance of the Capital Contribution amount then due and payable shall accrue at the rate equal to the prime rate posted from time to time by Citibank, N.A., New York, New York, plus two percent (2%) from the date when said payment was due until the date paid. During the period of any such default, (i) the General Partner may commence legal proceedings against the defaulting Limited Partner to compel payment of all amounts due as a Capital Contribution, and all costs and expenses of collection incurred by the Partnership (including reasonable attorney's fees);
(ii) the defaulting Limited Partner shall not be entitled to any distributions or allocations of profits, losses or other Partnership items; and (iii) each non-defaulting Limited Partner shall have, on a pro rata basis among all such non-defaulting Limited Partners, the right (but not the obligation), (1) to pay all of such amounts due as a Capital Contribution and shall acquire, to the extent so paid, an increased proportionate interest in the Limited Partnership interests in the Partnership, and (2) to make such loans.

                    (h) In the event of default pursuant to Section 3.l(g) of this Agreement, all unpaid Capital Contributions of the defaulting Limited Partner may become immediately due and payable at the option of the General Partner and the interest in the Partnership of the defaulting Limited Partner shall be subject to Transfer as provided herein without any consent of the defaulting Limited Partner. The General Partner may, subject to the provisions of this Section 3.1(h), sell all or any part of the defaulting Limited Partner's interest for the Partnership's benefit to any Person on the best terms reasonably obtainable; provided that prior to consummating any such sale (including, without limitation, any sale to any Partner) each non-defaulting Limited Partner shall have the right (but not the obligation), upon 15 days' prior written notice, to acquire at such price its pro rata share thereof based on the interest of all non-defaulting Limited Partners in the Partnership, and of any such interest which any such Limited Partner fails to so acquire. If the interest is sold at a price in excess of the defaulting Limited Partner's remaining liabilities and costs, the General Partner shall remit the excess to the defaulting Limited Partner. The defaulting Limited Partner shall be liable for any and all costs of sale of the interest, whether the interest is actually sold or not. If the interest is sold at a price less than the defaulting Limited Partner's remaining liabilities and costs, the defaulting Limited Partner shall be immediately liable for the difference; PROVIDED, HOWEVER, that the defaulting Limited Partner's obligations hereunder shall be relieved to the extent of payments actually made in the defaulting Limited Partner's stead by any purchaser of the defaulting Limited Partner's interest.

                    (i) Any Person purchasing the interest of a defaulting Limited Partner pursuant to this Section 3.1 shall become a Substitute Limited Partner upon compliance with the provisions of Section 10.3; PROVIDED, HOWEVER, that if a nondefaulting Limited Partner acquires the interest of the defaulting Limited Partner, such nondefaulting Limited Partner may become a Substitute Limited Partner without compliance with the provisions of Sections 10.3(a) and
(d) of this Agreement.

          3.2 ADDITIONAL CAPITAL CONTRIBUTIONS. Except as hereinabove set forth, no Partner shall be required to make any additional Capital Contributions to the Partnership without the Consent of all the Partners.

          3.3 ASSUMPTION OF PARTNERSHIP LIABILITIES. Project Capital shall assume and become personally liable for the liability of the Partnership arising from the

Loan Agreement as provided in and limited by the terms and conditions set forth in the Assumption Agreement.

          3.4 NO INTEREST ON CAPITAL. No interest shall be paid to any Partner on all or a portion of a Capital Contribution or on a balance in its Capital Account.

          3.5 CAPITAL WITHDRAWALS AND RETURNS. No Partner shall have the right to withdraw or reduce its contributions to the capital of the Partnership except in accordance with this Agreement pursuant to a Transfer of its partnership interest or otherwise. Except as otherwise provided herein, no Partner shall have the right to demand or receive property, other than cash, in return for its Capital Contribution or have priority over another Partner, either as to the return of contribution of capital or as to profits, losses, or distributions, or as to compensation by way of income.

          3.6 WAIVER OF PARTITION AND DISSOLUTION RIGHT. The Partners hereby waive and forfeit all rights arising out of statute or operation of law to seek, bring or maintain in any court an action for partition pertaining to any asset of the Partnership, or an action seeking dissolution of the Partnership, unless the General Partner has consented to such dissolution.

          3.7 CAPITAL ACCOUNTS. A Capital Account shall be maintained with respect to each Partner in accordance with Federal income tax accounting principles and Treasury Regulation Section 1.704-l(b). Except as otherwise provided herein, each Capital Account shall be credited with the amount of the cash contribution to the capital of the Partnership by such Partner, the fair market value of property contributed to the Partnership by such Partner (net of liabilities assumed with respect to such interest and liabilities to which such contributed property is subject), the distributive share of Partnership income and gain (or items thereof) as allocated to such Partner pursuant to Section 4.1, and the distributive share of income exempt from tax. Each Capital Account shall be charged for the amount of any loss or deduction (or items thereof) allocated to such Partner pursuant to Section 4.1, the amount of all distributions in cash to such Partner pursuant to this Agreement, the fair market value of property distributed to such Partner (net of liabilities assumed with respect to such interest and liabilities to which such distributed property is subject), and the distributive share of expenditures of the Partnership described in Section 705(a)(2)(B) of the Code (which share shall be determined in accordance with the allocable interests in the Partnership). The following rules shall apply in maintaining Capital Accounts with respect to interests in the Partnership:

                    (a) A Partner who has more than one interest in the Partnership shall have a single Capital Account that reflects all such interests, regardless of the class of interests owned by such Partner (e.g., general or limited) and regardless of the time or manner in which such interests were acquired.

                    (b)  For purposes of this Section 3.7, amounts described in
Section 709 of the Code (other than amounts with respect to which an election is in effect under Section 709(b) of the Code) shall be treated as described in
Section 705(a)(2)(B) of the Code.

                    (c) If property is distributed by the Partnership, Capital Accounts shall be adjusted as though such property had been sold on the date of such distribution for its then fair market value, and any gain or loss on such sale had been allocated in accordance with Section 4.1.

                    (d) If property is contributed to the Partnership, Capital Accounts shall be adjusted in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(d)(3).

                    (e) Capital Accounts shall be adjusted, in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(j), to reflect any adjustments to the basis of Partnership property under Section 48(q) of the Code.

ARTICLE 4.  PROFITS AND LOSSES.

          4.1       ALLOCATION OF PROFITS AND LOSSES.

                    (a) Commencing on the date hereof and continuing up to the fifth anniversary of the In-Service Date, all Partnership items of income, gain, loss, deduction or credit, as determined for Federal income tax purposes, shall be allocated as follows: 1 percent to the General Partner, 49.5 percent to Realty, 33 percent to ENI, and 16.5 percent to Project Capital; PROVIDED, HOWEVER, that losses shall be allocated first to Partners who have positive Capital Account balances, and shall not be allocated to a Partner who has a negative Capital Account balance when any other Partner has a positive Capital Account balance.

                    (b)  For each year during the remaining term of the
Partnership:

                         (i)    Except as set forth in Section 4.1(d), the Net
Taxable Income of the Partnership shall be allocated (X) first, to those Partners who have heretofore received aggregate distributions of Net Cash Flow (including those made in the year of determination) in excess of the aggregate net taxable income (excluding that of the year of determination) allocated to them, which allocation shall be in proportion to such excess; and, (Y) then, the balance (if any) to all Partners in accordance with the percentages in which they share in Net Cash Flow in the year of determination; and

                         (ii)   The Net Tax Losses of the Partnership shall be
allocated (X) first, to those Partners who have heretofore been allocated aggregate net taxable income (excluding that in the year of determination) in excess of the aggregate distribution of Net Cash Flow (including that in the year of determination) received by them, which allocation shall be in proportion to such excess; and, (Y) then, the balance (if any) to all Partners in accordance with their sharing percentages of Net Cash Flow in the year of determination; PROVIDED, HOWEVER, that losses shall be allocated first to Partners who have positive Capital Account balances and will not be allocated to a Partner who has a negative Capital Account balance when any other Partner has a positive Capital Account balance.

                    (c) For purposes of Section 4.1(b) "aggregate net taxable income" is the excess of the Net Taxable Income of the Partnership for prior years previously allocated to a Partner over the Net Tax Losses of the Partnership during such period previously allocated to such Partner.

                    (d) Any gain attributable to the sale or Disposition, financing or refinancing, of the Project shall be allocated as follows: first, to any Partners with negative Capital Accounts, in an amount necessary to restore their Capital Accounts to zero; then 10 percent to the General Partner, 45 percent to Realty, 30 percent to ENI and 15 percent to Project Capital.

          4.2 RESTORATION OF NEGATIVE CAPITAL ACCOUNTS. Except as may be required by law, or in respect of any negative balance resulting from withdrawal of capital or a distribution in contravention of this Agreement, at no time during the term of the Partnership shall a Partner with a negative balance in its Capital Account have any obligation to the Partnership or to another Partner to restore such negative balance.

          4.3 PARTNERSHIP ADJUSTMENTS. In the event of the Transfer of all or any part of the Partnership interest of a Partner or upon the death of a Partner (if such Partner is a natural person), the Partnership shall elect to adjust the basis of Partnership property. Any increase or decrease in the amount of any item of income, gain, loss, deduction or credit attributable to an adjustment to the basis of Partnership assets made pursuant to such election under Sections 734, 743 and 754 of the Code, and pursuant to corresponding provisions of applicable state and local income tax laws, shall be charged or credited, as the case may be, to those Partners entitled thereto under such laws. For purposes of the foregoing, Project Capital shall be deemed to have joined the Partnership on June 1, 1986.

          4.4 ALLOCATIONS TO TRANSFERRED PARTNERSHIP INTERESTS. Profits, gains, losses, deductions and credits allocated to a Partnership interest assigned or reissued during a Fiscal Year shall be allocated to each Person who was the holder of the Partnership interest during such Fiscal Year, in proportion to the number of days that each such holder was recognized as the owner of such Partnership interest during such Fiscal Year or during an interim period in respect of which the books of the Partnership shall be closed, as the case may be, or in any other manner permitted by the Code and selected by the General Partner in accordance with this Agreement, without regard to the results of Partnership operations or the date, amount or recipient of any distributions which may have been made with respect to such Partnership interest. The effective date of the assignment shall be (a) in the case of a voluntary assignment, the actual date the assignment as recorded on the books of the Partnership, or (b) in the case of involuntary assignment, the date of the operative event; PROVIDED, HOWEVER, in the case of the transfer of the partnership interest to Project Capital, June 1, 1986 shall be the effective date of such transfer.

ARTICLE 5.  DISTRIBUTIONS.

          5.1 NET CASH FLOW. The Net Cash Flow of the Partnership (and any reserves that may have been set aside and that are subsequently deemed available for distribution by the General Partner) shall be distributed as follows: 10 percent to the General Partner, 45 percent to Realty, 30 percent to ENI and 15 percent to Project Capital, PROVIDED, HOWEVER that the Net Cash Flow of the Partnership shall be distributed to Project Capital until the aggregate of the amounts paid by Project Capital under the Assumption Agreement have been repaid to Project Capital pursuant to this Section 5.1. Such distributions shall be made at the end of each calendar quarter, except as otherwise required by the Reimbursement Agreement, in which case distributions shall be made only in accordance therewith.

          5.2 NET SALE OR REFINANCING PROCEEDS. Net Sale or Refinancing Proceeds shall be distributed promptly upon receipt as follows: 10 percent to the General Partner, 45 percent to Realty, 30 percent to ENI and 15 percent to Project Capital.

          5.3 DISTRIBUTIONS IN KIND. During the existence of the Partnership, no Partner shall be entitled to receive as distributions from the Partnership any Partnership asset other than money. If upon termination and liquidation of the Partnership, the General Partner determines that (a) an immediate sale of part or all of the assets of the Partnership would cause undue loss to the Partners, and (b) the assets of the Partnership would be readily susceptible to division for distribution in kind to the Partners, then to that extent the General Partner may distribute such assets to the Partners in kind. For such purposes, the assets of the Partnership shall be valued at fair market value at the time of distribution.

ARTICLE 6.  POWERS, RIGHTS AND DUTIES OF THE GENERAL PARTNER.

          6.1       MANAGEMENT.

                    (a) The General Partner shall have exclusive management and control of the business of the Partnership and all decisions regarding the management and affairs of the Partnership shall be made by the General Partner. The General Partner shall have all the rights and powers of a General Partner as provided in the Act and as otherwise provided by law, and any action taken by the General Partner shall constitute the act of and serve to bind the Partnership. In dealing with the General Partner acting on behalf of the Partnership, no Person shall be required to inquire into its authority to bind the Partnership. Persons dealing with the Partnership are entitled to rely conclusively upon the power and authority of the General Partner as set forth in this Agreement.

                    (b) The General Partner shall devote such time to the Partnership business as it shall reasonably deem to be necessary to supervise the Partnership's business and affairs in an efficient manner; but nothing contained in this Agreement shall preclude the employment, at the expense of the Partnership, of any agent or other third party to operate and manage all or any portion of the property, business or operations of the Partnership, subject to the control of the General Partner. Subject to Section 6.3 of this Agreement, Affiliates of the General Partner may be employed by the Partnership to perform any other services for the Partnership deemed reasonably necessary by the General Partner, provided that the amount charged to the Partnership for such services will not exceed the amounts which the Partnership would be required to pay to independent parties for such services.

                    (c) In furtherance of the purpose of the Partnership as set forth in Section 2.4 of this Agreement, the General Partner is hereby granted the right, power and authority to do on behalf of the Partnership all things which, in its sole and reasonable judgment, are necessary, proper or desirable to carry out its duties and responsibilities hereunder, including, but not limited to, the following: from time to time to incur all reasonable expenditures; to employ and dismiss from employment any and all employees, agents, contractors, brokers, attorneys and accountants; to create, by grant or otherwise, easements and servitudes; to borrow money on an unsecured basis; to borrow money in any amount from any Person other than the General Partner, including any Affiliates of the General Partner, on a recourse or nonrecourse basis, and as security therefor to mortgage all or any part of the Partnership's property; to renovate, alter, improve, repair, raze, replace or rebuild any building or other improvement on all or any portion of any Partnership property which is real estate; to purchase or acquire interests in real or personal property; to obtain refinancings or replacements of any mortgages or other security instruments related in any way to any Partnership property, and to prepay in whole or in part, refinance, recast, modify, consolidate or extend any of the terms of any indebtedness owed by the Partnership or affecting all or any portion of any Partnership property; to do any and all of the foregoing at such price or amount for cash, securities or other property and upon such terms as the General Partner deems proper; to place record title to any of the Partnership's property in its name or in the name of a nominee or a trustee for the purpose of mortgage financing or any other convenience or benefit of the Partnership; and to execute, acknowledge and deliver any and all contracts, agreements or other instruments to effectuate any and all of the foregoing; PROVIDED, HOWEVER, that the General Partner shall not, without the prior Consent of ENI and Realty, (i) consent or agree to the substitution or replacement of the Credit Enhancer by any other Person (except that such Consent shall not be required if National

Westminster Bank PLC is substituted for the Credit Enhancer pursuant to Section 8.3(a) of the Reimbursement Agreement), (ii) contract for or otherwise agree to the sale or mortgage of, or sell or grant a mortgage or security interest in, the Project, other than to secure the Bonds, (iii) permit the Partnership to issue any bonds, notes or other evidences of indebtedness in connection with any offer, issuance or sale thereof to the public, other than the Bonds, or (iv) create, incur, or assure any indebtedness for borrowed money except as permitted by the Reimbursement Agreement and borrowings from Partners pursuant to this Agreement. The General Partner shall serve as the Tax Matters Partner, as defined in the Code, and cause the preparation of all tax and information returns for the Partnership (including, but not limited to, Federal, state and local income tax and information returns).

                    (d) The General Partner shall not be required to manage the Partnership as its sole and exclusive function, and it may have other business interests and may engage in other activities in addition to those relating to the Partnership. Neither the Partnership nor any Partner shall have any right by virtue of this Agreement or the Partnership relationship created hereby in or to such other ventures or activities or to the income or proceeds derived therefrom, and the pursuit of such ventures shall not be deemed wrongful or improper. No Partner nor any Affiliate of a Partner shall be obligated to present any particular investment opportunity to the Partnership even if such opportunity is of a character which, if presented to the Partnership, could be taken by the Partnership, and each of them shall have the right to take for its own account (individually or otherwise) or to recommend to others any such particular investment opportunity.

                    (e) No Partner shall intentionally take or cause to be taken any action which constitutes a default under any contracts or agreements to which the Partnership is a party, nor shall any Partner perform any act in violation of any applicable law or regulation thereunder, including all applicable Federal and state securities laws.

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

          6.2 FIDUCIARY DUTIES. The General Partner shall have the fiduciary duty to conduct the affairs of the Partnership for the exclusive benefit of the Partnership and to use all Partnership funds and assets in the best interests of the Partnership. All funds of the Partnership (other than those invested in Qualified Investments) shall be deposited in the name of the Partnership in separate interest-bearing accounts in a bank or a savings and loan association, and the General Partner shall have full authority on behalf of the Partnership to adopt such resolutions as may be required by any such bank or savings and loan association for the operation of such account, to make deposits and withdrawals from such account, to make and execute the checks, drafts, notes and other instruments representing funds of the Partnership in such account, and to take any and all such other action as may be necessary or appropriate in connection with the operation of such account. The General Partner may otherwise invest the funds of the Partnership only in Qualified Investments.

          6.3 BUSINESS WITH AFFILIATES OR ASSOCIATES. The General Partner shall not cause the Partnership to transact any business with the General Partner, collectively or individually, or an Affiliate or Associate thereof, for goods or services in connection with the conduct of the Partnership's business, except that such transaction may be effected if the transaction is on terms competitive with those that may be obtained from unaffiliated Persons.

          6.4 COMPENSATION. In consideration of the services to be performed by the General Partner after the In-Service Date, the General Partner shall be paid an annual Management Fee in the amount of $300,000. The Management Fee shall be paid on the last day of each calendar quarter in arrears commencing on the last day of the first calendar quarter following the In-Service Date and continuing thereafter during the remaining term of the Partnership. The first such payment shall be prorated according to the actual number of days between the In-Service Date and the last day of the first full calendar quarter following the In-Service Date.

          6.5 REIMBURSEMENT. The Partnership shall reimburse the General Partner for the cost of goods, materials and services used for or by the Partnership. The General Partner shall not be reimbursed by the Partnership for any indirect expenses incurred in performing services for the Partnership, such as officers' salaries, rent, utilities and other overhead items. The Partnership shall, however, reimburse the General Partner for services which could be performed directly for the Partnership by independent parties, such as legal, accounting, duplicating and other similar services. Such amounts charged to the Partnership shall not exceed the lesser of (a) the actual cost of such services to the party providing them, or (b) the amount which the Partnership would be required to pay to independent parties for comparable services. Each such payment and reimbursement of expenses pursuant to this Section 6.5 shall be made regardless of whether any distributions are made to the Limited Partner and shall be in addition to the other payments or benefits described herein.

          6.6       ESTABLISHMENT OF RESERVES.

                    (a) Upon the IDB Closing, the General Partner established the Reserve Fund and such other funds as provided for by the Trust Indenture and the Reimbursement Agreement and caused to be deposited or shall cause to be deposited therein such amounts as are or may be required pursuant to the Loan Agreement, the Trust Indenture and the Credit Facility. In the event the Trustee and the Credit Enhancer no longer require the Partnership to maintain the Reserve Fund or any such other funds as provided for by the Trust Indenture, the amounts in such funds shall be applied first to repay loans made to the Partnership by the Partners and then shall be distributed as set forth in
Section 5.1 of this Agreement.

                    (b) Pursuant to the terms of this Agreement, the General Partner may from time to time establish such reserves for the Partnership as it in good faith deems reasonable and necessary. At such time as the General Partner deems such reserves no longer necessary, they shall be applied first to repay loans made to the Partnership by the Partners and then shall be distributed as set forth in Section 5.1 of this Agreement.

ARTICLE 7.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE GENERAL PARTNER.

          7.1 REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE GENERAL PARTNER. The General Partner hereby represents, warrants to and covenants with the Partnership and the Partners as follows:

                    (a) CORPORATE ORGANIZATION. The General Partner is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey.

                    (b) POWER AND AUTHORITY. The General Partner has the requisite corporate power and authority to enter into this Agreement and to perform according to the terms hereof.

                    (c) DUE AUTHORIZATION. The Board of Directors of the General Partner have authorized (and have taken all actions required to be taken by law, its Certificate of Incorporation and by-laws, or otherwise to authorize) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

                    (d) QUALIFICATION AS FOREIGN CORPORATION. The General Partner is duly qualified or licensed to do business as a foreign corporation in good standing in the State of Maine.

                    (e) OF NOT IMPAIRED. The General Partner's execution and delivery of this Agreement, and its performance according to the terms hereof, shall not prevent the Project from being owned and operated as a Qualifying Facility as contemplated by this Agreement.

                    (f) TAX TREATMENT AND QUALIFICATION AS LIMITED PARTNERSHIP. While conducting the business of the Partnership, the General Partner shall not act in any manner which may (i) cause the Partnership to be treated for Federal income tax purposes as an association taxable as a corporation, or (ii) cause the Partnership to fail to qualify as a limited partnership under the Partnership Act.

                    (g) TITLE TO PROJECT. Commencing as of the date of the IDB Closing, and thereafter for the remaining term of this Agreement, title to the Project has been and shall continue to be vested in favor of the Partnership free and clear of all liens, except as permitted or contemplated by the Loan Agreement or similar instrument evidencing indebtedness by the Partnership.

                    (h) COMPLIANCE WITH REGULATIONS, AGREEMENTS AND THE BONDS. The General Partner shall use its best efforts to comply with: (i) all applicable governmental laws and regulations and obtain all required governmental and other approvals applicable to or required for the operation of the Project or otherwise; (ii) all material conditions and requirements of any contract entered into on behalf of the Partnership or related to the Project, except where failure to comply will have no material adverse affect on the business of the Partnership; and (iii) all material conditions and requirements of the Bonds.

                    (i) NOTICE OF DEFAULT. The General Partner shall, not later than the next business day following the receipt thereof, forward to the Partners a copy of any notice received by the General Partner of any default under any document related to any debt or any default under any other agreement or instrument to which the Partnership is a party or by which its assets are affected.

                    (j) FISCAL YEAR. The General Partner shall use its best efforts to file such documents with the Service as may be necessary to designate the calendar year as the Partnership's Fiscal Year.

          7.2 REPRESENTATIONS, WARRANTIES AND COVENANTS OF ENI. ENI hereby represents, warrants to and covenants with the Partnership and the Partners as follows:

                    (a) CORPORATE ORGANIZATION. ENI is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and is a wholly-owned subsidiary of Utah Power & Light Company.

                    (b) POWER AND AUTHORITY. ENI has the requisite power and authority to enter into this Agreement and to perform according to the terms hereof.

                    (c) DUE AUTHORIZATION. The Board of Directors and stockholder of ENI have authorized (and have taken all actions required to be taken by law, ENI's Certificate or Articles of Incorporation, its by-laws or otherwise to authorize) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

                    (d) QF NOT IMPAIRED. ENI's execution and delivery of this Agreement, and its performance according to the terms hereof, shall not prevent the Project from being owned and operated as a Qualifying Facility as contemplated by this Agreement.

          7.3 REPRESENTATIONS, WARRANTIES AND COVENANTS OF REALTY. Realty hereby represents and warrants to and covenants with the Partnership and the Partners as follows:

                    (a) CORPORATE ORGANIZATION. Realty is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is a wholly-owned subsidiary of Continental Casualty Company.

                    (b) POWER AND AUTHORITY. Realty has the requisite power and authority to enter into this Agreement and to perform according to the terms hereof.

                    (c) DUE AUTHORIZATION. The Board of Directors and stockholder of Realty have authorized (and have taken all actions required to be taken by law, its Certificate of Incorporation, its by-laws or otherwise to authorize) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

                    (d) QF NOT IMPAIRED. Realty's execution and delivery of this Agreement, and its performance according to the terms hereof, shall not prevent the Project from being owned and operated as a Qualifying Facility as contemplated by this Agreement.

          7.4 REPRESENTATIONS, WARRANTIES AND COVENANTS OF PROJECT CAPITAL. Project Capital hereby represents and warrants to and covenants with the Partnership and the Partners as follows:

                    (a) PARTNERSHIP ORGANIZATION. Project Capital is a general partnership duly formed and validly existing under the laws of the State of New York.

                    (b) POWER AND AUTHORITY. Project Capital has the requisite partnership power and authority to enter into this Agreement and to perform according to the terms hereof.

                    (c) DUE AUTHORIZATION. All necessary partnership action has been taken to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

                    (d) QF NOT IMPAIRED. Project Capital's execution and delivery of this Agreement, and its performance according to the terms hereof, shall not prevent the Project from being owned and operated as a Qualifying Facility as contemplated by this Agreement.

                    (e) INVESTMENT INTENT; SOPHISTICATION. Project Capital is acquiring its partnership interest for investment proposes and not with a view to further distribution; Project Capital has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and the risks of investment in the Partnership; and Project Capital is able to bear completely the economic risk of investment in the Partnership.

ARTICLE 8.  INDEMNIFICATION.

          8.1       INDEMNITY FOR ACTS AND OMISSIONS.

                    (a) The General Partner shall be indemnified and held harmless by the Partnership from and against any and all claims, demands, liabilities, costs, damages and causes of action arising out of or incidental to its management or administration, respectively, of the affairs of the Partnership, except where the General Partner has committed fraud, gross negligence, willful misconduct or a material breach of an express covenant or undertaking set forth in this Agreement.

                    (b) Indemnifications authorized under this Section 8.1 shall include payment of reasonable attorneys' fees or other expenses incurred in connection with settlement or in any legal proceeding, and the removal of any liens affecting any property of the indemnitee. Such indemnification rights shall be cumulative of, and in addition to, any and all rights, remedies and recourses to which a Partner or the Partnership shall be entitled, whether or not pursuant to the provisions of this Agreement, at law or in equity.

ARTICLE 9.  RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS.

          9.1 NO CONTROL BY THE LIMITED PARTNERS. The Limited Partners shall not control the Partnership's business, except as permitted under the Partnership Act, and shall have no right or authority to act for or to bind the Partnership. A Limited Partner does not control the business solely by doing one or more of the following: (a) consulting with and advising the General Partner with respect to the business of the Partnership; (b) acting as surety for the Partnership; (c) approving or disapproving an amendment to this Agreement; (d) voting on one or more of the following matters: (i) the dissolution and winding up or continuation of the Partnership; (ii) the sale, exchange, lease, mortgage, pledge, or other transfer of all or substantially all of the assets of the Partnership other than in the ordinary course of its business; (iii) the incurrence of indebtedness by the Partnership other than in the ordinary course of its business; (iv) a change in the nature of the business; or (v) the removal or admission of the General Partner. The enumeration above does not mean that the possession or exercise of any other powers by a Limited Partner constitutes taking part in the control of the business of the Partnership.

          9.2 LIMITATION ON LIABILITY. The liability of each Limited Partner shall be limited to the amount of its total Capital Contribution and obligation to make loans as and when payable under the provisions of this Agreement. Except as required by law or pursuant to Article 3 of this Agreement, a Limited Partner shall not have any liability to contribute money to the Partnership, shall not be personally liable for any obligations of the Partnership, and shall not be obligated to make loans to the Partnership.

          9.3       POWER OF ATTORNEY.

                    (a) Each Limited Partner hereby makes, constitutes and appoints the General Partner and/or its authorized officers, agents, successors or assigns, its true and lawful attorney-in-fact with full power and authority in its name, place, and stead to make, execute, sign, acknowledge, deliver, file and record at the appropriate public offices such documents as may be necessary or appropriate to carry out the provisions of this Agreement; including the following:

                         (i)    all certificates, other agreements and
amendments thereto which the General Partner deems necessary to continue the Partnership as a limited partnership in each jurisdiction in which such Partnership conducts business;

                         (ii)   all instruments which the General Partner deems
necessary to effect any sales or Transfers by, or the dissolution and liquidation of, the Partnership or to reflect a change or modification of such Partnership made in accordance with the terms of this Agreement;

                         (iii)  all instruments which the General Partner deems
necessary to effect the construction and financing of the Project by the Partnership and the recordation thereof; and

                         (iv)   all such other instruments as may be deemed
necessary or desirable by the General Partner to carry out fully the provisions of this Agreement in accordance with its terms.

                    (b) The foregoing power of attorney is hereby declared to be irrevocable and coupled with an interest, and it shall survive the Bankruptcy or legal disability of any of the Partners to the fullest extent permitted by law and extend to its successors and assigns, and the Transfer or assignment of all or any part of the Partnership interest of such Partner; PROVIDED, HOWEVER, that if the General Partner or any Limited Partner Transfers all or any part of its respective Partnership interest, the foregoing power of attorney of a Transferor Partner shall survive such Transfer only until such time as the Transferee shall have been admitted to the Partnership as a Substitute Partner and all required documents and instruments shall have been duly executed, filed and recorded to effect such substitution.

ARTICLE 10. TRANSFER OF LIMITED PARTNERSHIP INTERESTS.

          10.1 NO UNPERMITTED TRANSFERS. The Limited Partners may not sell, assign, Transfer or otherwise dispose of, or pledge, hypothecate or otherwise encumber their interest in the Partnership or any part thereof in any way whatsoever except as permitted in this Section 10, and any such sale, assignment, Transfer, or other disposition, pledge, hypothecation or encumbrance in violation of this Article 10 shall be null and void as against the Partnership, except as otherwise provided by law.

          10.2 PERMITTED TRANSFERS. At any time and only as permitted under the Reimbursement Agreement, a Limited Partner may sell, Transfer or otherwise assign all or any part of its respective interest in the Partnership (but only if the Transferor shall not then be in material default under this Agreement), provided that:

                    (a) Any assignee or Transferee shall take such interest subject to the terms, provisions and conditions of this Agreement and shall acknowledge its acceptance of this Agreement by executing and delivering to the remaining Partner(s) an instrument in form satisfactory to said Partner(s) whereby such assignee or Transferee assumes and agrees to be bound by all the terms, provisions and conditions hereof and to become, in the place of or in addition to the transferring Limited Partner, a Partner for all purposes herein (in connection with such assignee's or Transferee's assumption of obligations hereunder, such assignee or Transferee shall be entitled to the benefit of any limitation upon the liability of the Transferor hereunder). Each Partner agrees to give the assignor and the assignor's proposed assignee, in connection with any proposed assignment under this Section 10.2 on not less than 10 days' written request, a certificate, binding upon such Partner and its successors and assigns, stating (i) whether or not, to its best knowledge, the assignor or pledgor is then in default under this Agreement, and if in default, the nature of the same or whether an event has occurred which, with the passage of time or giving of notice or both, would constitute such a default, and (ii) that this Agreement is in full force and effect and has not been amended, or if amended, the date of each amendment. Such certificate may be relied upon, regardless of any independent inquiry, by the assignor and pledgor and proposed assignee and pledgee and their respective successors and assigns.

                    (b) Such sale, Transfer or assignment must be for consideration of all cash or cash plus a promissory note or notes.

                    (c) The General Partner and each other Limited Partner shall have Consented to the sale, assignment or Transfer which Consent any such Partner may grant or withhold in its sole discretion.

                    (d) Before selling, transferring or assigning its interest in the Partnership in a transaction otherwise permitted under this Section 10.2, the Limited Partner selling, transferring or assigning ("Assigning Limited Partner") shall give written notice to the Non-Assigning Limited Partners of the proposed transaction and shall deliver to the Non-Assigning Limited Partners with such notice a copy of the bona fide written offer from a prospective purchaser, assignee or Transferee (such notice from the Assigning Limited Partner, together with such copy of the bona fide written offer, being hereinafter collectively called "Partnership Offer Notice") setting forth the name of the prospective purchaser, assignee or Transferee and all of the material terms and conditions on which the Assigning Limited Partner intends to sell, assign or Transfer such interest in the Partnership, and each of the Non-Assigning Limited Partners shall then have 30 days after the giving of the Partnership Offer Notice, together with the delivery of such offer, to elect (by giving notice of the same to the Assigning Limited Partner) to purchase such interest of the Assigning Limited Partner for the purchase price and on the same terms and conditions as set forth in such Partnership Offer Notice, and in the event any of the Non-Assigning Limited Partners makes such election, the transaction shall be closed within a period of 30 days after the making of such election, with the time, place and date (within such period) as specified by the Non-Assigning Limited Partner in the notice of its election. If any of the Non-Assigning Limited Partners shall fail to give notice of this election, then the Assigning Limited Partner may sell, Transfer or assign such Partnership interest (provided such sale, transfer or assignment is otherwise permitted under this Section 10), at any time or times within 180 days after the giving of such Partnership Offer Notice, for a purchase price and on terms and conditions no more favorable to the Transferee than those contained in the Partnership Offer Notice and only to the person identified in the Partnership Offer Notice, and if such sale, assignment or Transfer is not consummated within said 180-day period, then the Non-Assigning Limited Partners' rights to notice and to purchase as aforesaid shall reapply to any pending sale, assignment or Transfer, and continue with respect to any other proposed sale, assignment or Transfer, of the Partnership interest of the Assigning Limited Partner. The Non-Assigning Limited Partners may in a written instrument waive any rights they may have pursuant to this Section to purchase such interest of the Assigning Limited Partner for the purchase price and on the same terms and conditions as set forth in the Partnership Offer Notice.

          10.3 SUBSTITUTE LIMITED PARTNER. An assignee of the whole or any part of a Limited Partnership interest shall have the right to become a Substitute Limited Partner only if all of the following conditions are satisfied:

                    (a) the fully executed and acknowledged written instrument of assignment which has been filed with the Partnership sets forth a statement of the intention of the assignor that the assignee become a Substitute Limited Partner;

                    (b) the assignee executes, adopts and acknowledges this Agreement and agrees to assume all or its pro rata share, as the case may be, of the obligations of its assignor, and a certificate evidencing the admission of such Person as a Substitute Partner shall have been filed for recording;

                    (c) any reasonable costs of the Transfer shall have been paid to the Partnership; and

                    (d) the General Partner shall have Consented to the substitution, which Consent it may grant or withhold in its sole discretion.

          10.4      INVOLUNTARY WITHDRAWAL BY A LIMITED PARTNER.

                    (a) If a Limited Partner who is a natural person does not, by written instrument, designate a Person to become an assignee of his Partnership interest upon his death, then his personal representative shall have all the rights of such Partnership interest for the purpose of settling or managing his estate, and such power as the descendent possessed to Transfer his Partnership interest to an assignee and to join with such assignee in making application to substitute such assignee as a Substitute Partner.

                    (b) Upon the Bankruptcy, dissolution or other cessation of existence of a Limited Partner which is not a natural person, the authorized representative of such entity shall have all the rights of a Partner for the purpose of effecting the orderly winding up and disposition of the business of such entity and such power as such entity possessed to designate a successor as an assignee of its Partnership interest and to join with such assignee in making application to substitute such assignee as a Partner.

                    (c) The death, Bankruptcy, dissolution, disability or legal incapacity of a Limited Partner shall not dissolve or terminate the Partnership.

          10.5 TRANSFERS TO RELATED PARTIES. Notwithstanding anything in this Section 10 to the contrary, any Limited Partner may sell, assign or Transfer all or any part of its interest in the Partnership to any corporation which is a Related Party with such Limited Partner without the Consent or agreement of any other Partner, and any such Related Party shall, upon such sale, assignment or Transfer become a Substitute Limited Partner without the further Consent or agreement of any other Partner; PROVIDED, HOWEVER, that such Related Party shall comply with the requirements of Section 10.2(a) of this Agreement. Except as provided in this
Section 10.5, no such sale, assignment or Transfer shall require any prior written notice to, or be subject to any election to purchase such interest in favor of any other Partner as otherwise provided in Section 10.2 hereof. Prior to or promptly following any such sale, assignment or Transfer by any Limited Partner, such Limited Partner shall give written notice to all other Partners advising of such sale, assignment or Transfer and identifying the Related Party to which the same was made and identifying the interest owned or to be owned by it.

ARTICLE 11. WITHDRAWAL OF THE GENERAL PARTNER.

          11.1 ASSIGNMENT OR WITHDRAWAL BY THE GENERAL PARTNER. The General Partner may not sell, Transfer or assign its interest as a General Partner, in whole or in part, or withdraw from the Partnership, except as permitted by this
Article 11.

          11.2 VOLUNTARY ASSIGNMENT OR WITHDRAWAL OF THE GENERAL PARTNER. Upon giving 120 days' Notice to the Limited Partners, the General Partner may voluntarily withdraw from the Partnership or sell, transfer or assign its interest only if:

                    (a) another Person has agreed to serve as successor General Partner;

                    (b) such Person has satisfied the terms and conditions set forth in Section 11.4; and

                    (c) the substitution of such Person will not cause the Partnership to lose its status as a limited partnership for Federal income tax purposes.

          11.3      REMOVAL OF THE GENERAL PARTNER.

                    (a) In the event that the General Partner is alleged to have materially breached this Agreement, it will have the right to cure such breach within thirty (30) days of receiving a written notice of the alleged breach. If such breach cannot reasonably be cured in such period, it shall have such time to commence efforts to cure and diligently prosecute such cure. If it fails to do so, at the discretion of the Limited Partners the General Partner may be removed as a General Partner. Any dispute that may arise regarding such breach or cure shall be submitted to arbitration pursuant to Section 14.15 hereof. In the event of such dispute, the General Partner shall be removed only upon the issuance of an arbitral decision that is final and nonappealable; as described in the proviso to Section 7.1.

                    (b) In addition to the right of the Limited Partners set forth in Section 11.3(a) of this Agreement, the Limited Partners may replace the General Partner by appointing a successor thereof in the manner provided in the proviso to Section 7.1 of the Reimbursement Agreement in order to prevent the occurrence of an Event of Default (as defined in the Reimbursement Agreement).

                    (c) If the General Partner is removed as General Partner, its Partnership interest shall be converted to that of a Limited Partner, and it shall continue to have all the benefits of a Partner, except that it shall not participate in the management of the Partnership or approve its successor General Partner pursuant to Section 11.4(a). In the event the General Partner is removed pursuant to this Section 11.3, the Limited Partners may select another Person as Substitute General Partner and the Consent of the General Partner which was removed shall not be required.

          11.4      SUCCESSOR GENERAL PARTNER.

          A Person shall be admitted as a Successor General Partner only if the following terms and conditions are satisfied:

                    (a) the admission of such Person shall have been Consented to by the Limited Partners;

                    (b) the Person shall have accepted and agreed to be bound by all the terms and provisions of this Agreement by executing a counterpart thereof and such other documents or instruments as may be required or appropriate in order to effect the admission of such Person as a General Partner;

                    (c) a certificate evidencing the admission of such Person as a General Partner shall have been filed for recordation;

                    (d) if the successor General Partner is a corporation, it shall have provided counsel for the Partnership with a certified copy of a resolution of its Board of Directors authorizing it to become a General Partner;

                    (e) counsel for the Partnership shall have rendered an opinion that none of the actions taken in connection with such transfer or admission will have an adverse tax effect upon the Partnership, which opinion can be waived by the Limited Partners; and

                    (f) the remaining General Partner, if any, shall have approved the admission of the successor Person.

ARTICLE 12. DISSOLUTION AND WINDING-UP AFFAIRS.

          12.1 DISSOLUTION. No act, thing, occurrence, event or circumstance shall cause or result in the dissolution of the Partnership, except that the Partnership shall dissolve and terminate upon the happening of any one of the following events:

                    (a) The retirement, death, insanity, or Bankruptcy of the General Partner (if a natural person), or the General Partner's cessation to exist as a legal entity (if other than a natural person);

                    (b) The determination by all the Partners that the Partnership should be dissolved, in accordance with state law;

                    (c)  The sale of all of the Partnership's property;

                    (d)  An agreement in writing by all the Partners; or

                    (e) The expiration of the term of the Partnership pursuant to Section 2 of this Agreement.

          12.2 WINDING-UP. In the event of the dissolution of the Partnership for any reason, the Partner then having primary Partnership management responsibility (unless such Partner is the Partner to whom the Dissolution Event is applicable, in which event the other Partner then having the greatest distribution percentage or the remaining Partners jointly if they have equal distribution percentages) shall commence to wind-up the affairs of the Partnership and to liquidate its investments. The Partners shall continue to share profits and losses, gain or loss on sale or disposition of Partnership property, Net Cash Flow, and Net Sale or Refinancing Proceeds during the period of winding-up in the same manner and proportion as before the dissolution. The Partner or Partners obligated to wind-up the affairs of the Partnership shall have full right and unlimited discretion to manage the business of the Partnership during the winding-up period and to determine in good faith the time, manner and terms of any sale or sales of Partnership property pursuant to such liquidation.

          12.3 DISTRIBUTIONS UPON DISSOLUTION AND TERMINATION. Following the payment of all debts and liabilities of the Partnership and all expenses of liquidation, and subject to the right of the Liquidator to set up such cash reserves as it may deem reasonably necessary, all gains, profits, losses, and deductions shall be allocated pursuant to Section 4 of this Agreement, and then the assets of the Partnership shall be distributed in accordance with the Partners' respective Capital Accounts within the period specified in Treasury Regulation Section 1.704-1(b)(2)(ii)(b)(2).

ARTICLE 13. ACCOUNTING AND REPORTS.

          13.1 BOOKS AND RECORDS. The General Partner shall maintain or cause to be maintained at the office of the Partnership this Agreement and all amendments thereto and full and accurate books of the Partnership showing all receipts and expenditures, assets and liabilities, profits and losses, and all other books, records and information required by the Partnership Act as necessary for recording the Partnership's business and affairs. The Partnership's books and records shall be maintained on an accrual basis in accordance with GAAP. Such documents, books and records shall be maintained at such office until five (5) years after the termination and liquidation of the Partnership. All Partners and their duly authorized representatives shall have the right to inspect and copy at their expense during reasonable business hours all of the Partnership's books and records, including books and records necessary to enable a Partner to defend any tax audit or related proceeding.

          13.2      REPORTS TO PARTNERS.

                    (a) During the course of construction, the General Partner shall provide the Limited Partners with monthly reports regarding Project costs.

                    (b) Within forty-five (45) days after the end of each fiscal quarter, the General Partner shall send to the Limited Partners an unaudited closing balance sheet as of the end of such fiscal quarter and a statement of operations for such fiscal quarter.

                    (c) By each March 1, the General Partner shall provide to the Limited Partners audited financial reports prepared by a certified public accountant of nationally recognized standing, including the detailed balance sheet of the Partnership as of the end of the preceding Fiscal Year and related statements of income, cash flow and Partners' capital and changes in financial position for the Fiscal Year, accompanied by a certificate of such certified public accountant stating that such financial statements have been prepared according to GAAP.

                    (d) As soon as practicable after the end of each Fiscal Year, the General Partner shall furnish to the Partners reports containing at least the following information:

                         (i)    by each March 1, Service Form K-l, or any
similar form as may be required by the Code or the Service; and

                         (ii)   a reconciliation between the aforementioned
audited financial reports prepared by the General Partner and the basis the Partnership uses for preparation of its Federal income tax returns.

                    (e) Within 25 days after the end of each Bond Year (as defined in the Loan Agreement), the General Partner shall provide to the Limited Partners the certificate required by Section 3.11 of the Loan Agreement to be prepared by a firm of independent certified public accountants of nationally recognized standing with respect to compliance with the rebate requirements of Treasury Regulations, Section 1.103-15AT by the Partnership and the City.

          13.3      ANNUAL TAX RETURNS.

                    (a) The General Partner is hereby designated the "Tax Matters Partner" for Federal income tax purposes pursuant to Section 6231 of the Code with respect to all taxable years of the Partnership and is authorized to do whatever is necessary to qualify as such. The General Partner shall prepare or cause to be prepared all tax returns required of the Partnership, which returns shall be reviewed in advance of filing by a certified public accountant. The Partners shall file their individual or corporate returns in a manner consistent with the Partnership tax and information returns.

                    (b) The General Partner shall do all acts, make all elections, and take whatever reasonable steps are required to maximize, in the aggregate, the federal, state and local income tax advantages available to the Partnership and shall defend all tax audits and litigation with respect thereto. The General Partner shall maintain the books, records and tax returns of the Partnership in a manner consistent with the acts, elections and steps taken by the Partnership.

          13.4 ACTIONS IN EVENT OF AUDIT. If an audit of any of the Partnership's tax returns shall occur, the General Partner shall, at the expense of the Partnership, participate in the audit and may contest, settle or otherwise compromise assertions of the auditing agent which may be adverse to the Partnership. The General Partner may, if it determines that the retention of accountants and/or other professionals would be in the best interests of the Partnership, retain such accountants and/or other professionals, to assist in such audits (if any). The Partnership shall indemnify and reimburse the General Partner for all expenses, including legal and accounting fees, claims, liabilities, losses and damages to the extent borne by the General Partner, incurred in connection with any administrative or judicial proceeding with respect to any audit of the Partnership's tax returns. The payment of all such expenses to which this indemnification applies shall be made before any distributions of Net Cash Flows pursuant to Section 5.1 of this Agreement, before any reserves are distributed pursuant to Section 5.3 of this Agreement and before any distributions pursuant to Section 5.2 of this Agreement. Neither the General Partner, or any Affiliate, nor any other Person shall have any obligation to provide funds for such purpose. The taking of any action and the incurring of any expense by the General Partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole discretion of the General Partner; PROVIDED, HOWEVER, that the decision to take any action or not to take any action shall be made in accordance with the General Partner's fiduciary duty as set forth in Section 6.2 of this Agreement. The indemnification set forth in Section 8 of this Agreement shall be fully applicable to the General Partner in its capacity as Tax Matters Partner.

ARTICLE 14. GENERAL PROVISIONS.

          14.1 AMENDMENTS. This Agreement may be amended only upon the written consent of all Partners.

          14.2 TITLE TO PARTNERSHIP PROPERTY. All property owned by the Partnership, whether real or personal, tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually, shall have any ownership of such property. The Partnership may hold any of its assets in its own name or in the name of its nominee for the benefit of the Partnership, which nominee may be one or more individuals, corporations, partnerships, trusts or other entities.

          14.3 NOTICES. All notices and other communications required or permitted by this Agreement or by law to be served upon or given to a party hereto by any other party hereto shall be deemed duly served and given when received after being delivered by hand or sent by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                    (a)  If to the General Partner:

                         Kuhr Technologies, Inc.
                         411 Hackensack Avenue
                         Hackensack, New Jersey 07601
                         Attention: Mr. Gerald L. Kuhr
                                    President

                    (b)  If to ENI:

                         Energy National, Inc.
                         1050 Kennecott Bldg.
                         10 East South Temple Street
                         Suite 1050
                         Salt Lake City, Utah 84133
                         Attention: Mr. F. N. Davis
                                    President

                    (c)  If to Realty:

                         CNA Realty Corp.
                         CNA Plaza
                         Chicago, Illinois 60685
                         Attention: Secretary (41S)

                    (d)  If to Project Capital:

                         Project Capital 1985
                         c/o Earle Yaffa
                         919 Third Avenue
                         New York, New York 10022

Each-Partner may change its address for the purpose of this Section 14.3 by giving written notice of such change to the other Partners in the manner provided in this Section 14.3.

          14.4 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Maine, without reference to conflicts of laws or the principles thereof.

          14.5 HEADINGS. The headings of the articles and sections of this Agreement are inserted for convenience only and are not to be deemed to constitute a part of this Agreement.

          14.6 FURTHER AND ADDITIONAL DOCUMENTS AND REPORTS. Each of the parties hereto agrees to execute, acknowledge and verify, if required to do so, all further or additional documents as may be reasonably necessary to effectuate fully the terms of this Agreement.

          14.7 COUNTERPARTS. This Agreement may be executed in counterparts, each one of which shall be considered an original, and all of which, when taken together, shall constitute one and the same instrument.

          14.8 BINDING ON SUCCESSORS AND ASSIGNS. Except as otherwise specifically provided herein, this Agreement shall be binding upon and inure to the benefit of the executors, administrators, successors, and assigns of the respective Partners.

          14.9 WAIVER. The terms, conditions, covenants, representations, and warranties hereof may be waived only by a written instrument executed by the Partner waiving compliance. The failure of a Partner at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. The waiver of any breach of any term, covenant, or condition of this Agreement by any of the parties hereto shall not constitute a continuing waiver or waiver of any subsequent breach, either of the same or of any other additional or different term, covenant, or condition of this Agreement.

          14.10 SEVERABILITY. Whenever possible, each provision of this Agreement and all related documents shall be interpreted in such a manner as to be valid under applicable law, but if any such provision is invalid or prohibited under said applicable law, such provision shall be ineffective to the extent of such invalidity or prohibition without invalidating the remainder of such provision or the remaining provisions of the affected documents.

          14.11 ATTORNEYS' FEES. The parties hereto agree that in the event any party to this Agreement shall be required to initiate legal or arbitration proceedings to enforce performance of any term or condition of this Agreement including, but not limited to, the payment of monies or the enjoining of any action prohibited hereunder, the prevailing party shall be entitled to recover such sums, in addition to any other damages or compensation received, as will reimburse such prevailing party for attorneys' fees and court and/or arbitration costs incurred on account thereof, regardless of whether such action proceeds to final judgment or determination.

          14.12 PROJECT INSPECTIONS. Each of the Partners and their duly authorized representatives shall have the right to visit the Project and to make inspections of the progress and quality of construction and management of the Project and inquiries of the General Partner and its representatives as to the foregoing.

          14.13 CREDITORS. None of the provisions of this Agreement shall be for the benefit of or enforceable by a creditor of the Partnership or of a Partner.

          14.14 REMEDIES. Except as may be provided explicitly in this Agreement, the rights and remedies of any of the parties hereunder shall not be mutually exclusive, and the exercise of one or more of the provisions hereof shall not preclude the exercise of any other provision hereof. Each of the Partners confirms that monetary damages may be an inadequate remedy for breach or threat of breach of any provision hereof. The respective rights and obligations hereunder shall be enforceable by specific performance, injunction, or other equitable remedy, but nothing herein contained is intended to limit or affect any rights at law or by statute or otherwise of any party aggrieved as against the other for a breach or threat of breach of any provision hereof, it being the intention by this Section
14.14 to make clear the agreement of the parties hereunder that this Agreement shall be enforceable in equity as well as at law or otherwise.

          14.15 ARBITRATION. Any party hereto may require the arbitration of any matter or matters arising under or in connection with this Agreement. Arbitration is initiated and required by giving notice specifying the matter to be arbitrated. If legal action is already pending on any matter concerning which the notice is given, the notice is ineffective unless given before the expiration of twenty (20) days after service of process on the person giving the notice. Except as provided to the contrary in these provisions on arbitration, the arbitration shall be held in Portland, Maine, and shall be in conformity with and subject to the then applicable rules and procedures of the American Arbitration Association (or any successor thereto). If the American Arbitration Association is not then in existence and there is no successor, or if for any reason the American Arbitration Association fails or refuses to act, the arbitration shall be in conformity with and subject to the provisions of applicable statutes (if any) relating to arbitration at the time of the notice. The arbitrators shall be bound by this Agreement and all related agreements. Pleadings in any action pending on the same matter shall, if arbitration is required, be deemed amended to limit the issues to those contemplated by the rules prescribed above. The costs of arbitration, including arbitrator's fees, shall be paid by the nonprevailing party. The number and selection of arbitrators shall be in accordance with the rules prescribed above, except that each arbitrator selected shall be familiar with the subject matter of the issues to be arbitrated, such as, by way of example, partnership accounting, or real estate management, or such other subject matter as may be at issue.

          14.16 PAYMENTS ON NON-BUSINESS DAYS. Whenever any payment to be made hereunder shall be stated to be due on a Saturday, Sunday or a public holiday under the laws of the jurisdiction in which payment is to be made, such payment may be made on the next succeeding business day.

          14.17 SCHEDULES AND EXHIBITS. Each of the Schedules and Exhibits attached hereto is hereby incorporated herein and made a part hereof for all purposes, and references thereto contained herein shall be deemed to include this reference and incorporation.

          14.18 NUMBER AND GENDER. Unless the context clearly indicates otherwise, where appropriate in this Agreement, the singular shall include the plural and the masculine shall include the feminine and the neuter, and VICE VERSA.

          14.19 RESIDENCE OF PARTNERS. The residence of each Partner is set forth below:

Kuhr Technologies, Inc.                                 CNA Realty Corp.
411 Hackensack Avenue                                   CNA Plaza
Hackensack, New Jersey 07601                            Chicago, Ill. 60685

Energy National, Inc.                                   Project Capital 1985
1050 Kennecott Building                                 919 Third Avenue
10 East South Temple Street                             New York, New York 10022
Salt Lake City, Utah 84133

          IN WITNESS WHEREOF, the parties hereto have signed and sworn to this Second Amended and Restated Agreement and Certificate of Limited Partnership the day and year first above written.

                                           THE GENERAL PARTNER

                                           Kuhr Technologies, Inc.


                                           By:
                                               ---------------------------------


                                           THE LIMITED PARTNERS


                                           ENERGY NATIONAL, INC.


                                           By: /s/ Brian D. Holt
                                               ---------------------------------
                                               Vice President

                                           CNA REALTY CORP.


                                           By:
                                               ---------------------------------


                                           PROJECT CAPITAL 1986


                                           By:
                                               ---------------------------------

STATE OF UTAH       )

                        ) SS.

COUNTY OF SALT LAKE )

                                                                   June 27, 1986

          Personally appeared before me, BRIAN D. HOLT of Energy National, Inc., to me known to be the person who executed the foregoing instrument in the name and on behalf of said corporation, who, being duly sworn, did acknowledge the same to be his free, voluntary, true and lawful act in said capacity and the free, voluntary, true and lawful act of said corporation and who did declare that the statements therein set forth are true to the best of his knowledge and belief.

          Subscribed and sworn to before me, a Notary Public, this 27th day of June, 1986.


      11-27-88                                  /s/ Sonja Manns
----------------------------           -------------------------------------
My Commission Expires                  NOTARY PUBLIC
Residing in Salt Lake County, Utah

          IN WITNESS WHEREOF, the parties hereto have signed and sworn to this Second Amended and Restated Agreement and Certificate of Limited Partnership the day and year first above written.

                                           THE GENERAL PARTNER

                                           Kuhr Technologies, Inc.


                                           By:
                                               ---------------------------------

                                           THE LIMITED PARTNERS


                                           ENERGY NATIONAL, INC.


                                           By:
                                               ---------------------------------


                                           CNA REALTY  CORP.


                                           By: /s/ Robert E. Wetzel
                                               ---------------------------------
                                                     Vice President

                                           PROJECT CAPITAL 1985


                                           By:
                                               ---------------------------------

STATE OF ILLINOIS  )

                      ) SS.

COUNTY OF COOK     )

                                                                   June 27, 1986

          Personally appeared before me, Robert E. Wetzel of CNA Realty, Inc., to me known to be the person who executed the foregoing instrument in the name and on behalf of said corporation, who, being duly sworn, did acknowledge the same to be his free, voluntary, true and lawful act in said capacity and the free, voluntary, true and lawful act of said corporation and who did declare that the statements therein set forth are true to the best of his knowledge and belief.

            "OFFICIAL SEAL"
             Debra Mootrie                           /s/ Debra Mootrie
   Notary Public, State of Illinois        -------------------------------------
     My Commission Expires 4/8/90

          IN WITNESS WHEREOF, the parties hereto have signed and sworn to this Second Amended and Restated Agreement and Certificate of Limited Partnership the day and year first above written.

                                           THE GENERAL PARTNER

                                           Kuhr Technologies, Inc.


                                           By:
                                               ---------------------------------


                                           THE LIMITED PARTNERS


                                           ENERGY NATIONAL, INC.


                                           By:
                                               ---------------------------------

                                           CNA REALTY CORP.


                                           By:
                                               ---------------------------------


                                           PROJECT CAPITAL 1985


                                           By:   /s/ Earle Yaffa
                                               ---------------------------------
                                                     Earle Yaffa

STATE OF NEW YORK)

                    ) SS.

COUNTY OF NEW YORK)

                                                                   June 30, 1986

          Personally appeared before me, Earle Yaffa, managing partner of Project Capital 1985, to me known to be the person who executed the foregoing instrument in the name and on behalf of said corporation, who, being duly sworn, did acknowledge the same to be his free, voluntary, true and lawful act in said capacity and the free, voluntary, true and lawful act of said partnership and who did declare that the statements therein set forth are true to the best of his knowledge and belief.


            RUTH A. MIRBACH
   Notary Public, State of New York
             No. 41-4620090                              /s/ Ruth A. Mirbach
      Qualified in Queens County
   Commission Expires March 30, 1987

          IN WITNESS WHEREOF, the parties hereto have signed and sworn to this Second Amended and Restated Agreement and Certificate of Limited Partnership the day and year first above written.

                                           THE GENERAL PARTNER

                                           Kuhr Technologies, Inc.


                                           By:  /s/ Nicholas Menonna, Jr.
                                               ---------------------------------
                                               ITS EXECUTIVE VICE PRESIDENT


                                           THE LIMITED PARTNERS


                                           ENERGY NATIONAL, INC.


                                           By:
                                               ---------------------------------


                                           CNA REALTY CORP.


                                           By:
                                                --------------------------------


                                           PROJECT CAPITAL 1985


                                           By:
                                               ---------------------------------

STATE OF NEW JERSEY)

                         ) SS.

COUNTY OF BERGEN   )

                                                                   June 30, 1986

                              /s/ Barbara Furnari
                                 BARBARA FURNARI
                           NOTARY PUBLIC OF NEW JERSEY
                       My Commission Expires OCT. 8, 1990

          Personally appeared before me, Nicholas Menonna, Jr. of Kuhr Technologies, Inc., to me known to be the person who executed the foregoing instrument in the name and on behalf of said corporation, who, being duly sworn, did acknowledge the same to be his free, voluntary, true and lawful act in said capacity and the free, voluntary, true and lawful act of said corporation and who did declare that the statements therein set forth are true to the best of his knowledge and belief.

File No. 19840004LP                                            MAINE
Fee Paid $155.00                                        SECRETARY OF STATE
C.B.     --------                                              FILED
Date JUN 12 1991
                                                            JUNE 7 1991

                                                          /s/ Gary Cooper
                                                       --------------------
                                                        Secretary of State
                                                               AGENT

                                 FIRST AMENDMENT
                                       TO
                      SECOND AMENDED AND RESTATED AGREEMENT
                    AND CERTIFICATE OF LIMITED PARTNERSHIP OF
                          MAINE ENERGY RECOVERY COMPANY

          THIS FIRST AMENDMENT dated as of June 7, 1991 amends the Second Amended and Restated Agreement and Certificate of Limited Partnership of Maine Energy Recovery Company (the "Partnership Agreement") as follows:

            1. The definition of Bonds in Section 1.7 is amended to include the Variable Rate Demand Resource Recovery Revenue Bonds (Maine Energy Recovery Company Project--Series 1987) issued by the City, and any bonds issued on any refinancing of such Bonds, as any of such Bonds may be amended, supplemented or replaced from time to time.

            2.   Section 1.15 is amended in its entirety to read as follows:

          1.15 CONSTRUCTION CONTRACT. The "Construction Contract" means that certain turnkey construction contract between the Partnership and the Contractor dated October 19, 1984, as amended, pursuant to which the Contractor, either itself or through suppliers and subcontractors, provided design, engineering, procurement and construction services for the Project which are the subject matter of currently pending Arbitration Proceedings.

            3.   Section 1.17 is amended in its entirety to read as follows:

          1.17 CREDIT ENHANCER. The "Credit Enhancer" means Security Pacific National Bank, a national banking association ("Sec-Pac") or any bank or banks which may be the issuer of the Credit Facility at the time of reference.

            4.   Section 1.18 is amended in its entirety to read as follows:

          1.18 CREDIT FACILITY. The "Credit Facility" means the liquidity and credit support facility provided by the Credit Enhancer pursuant to the Reimbursement Agreement.

            5. The definition of "IDB Closing" in Section 1.26 is amended to refer only to the initial closing on the original series of Bonds issued for the Project in the aggregate principal amount of $81,000,000.

            6. The definition of Loan Agreement in Section 1.30 is amended to include any amendments or supplements thereto and any replacements thereof from time to time.

            7. Net Cash Flow under Section 1.33 and Net Sale or Refinancing Proceeds under Section 1.34 shall be determined before any payment or provision for payment of any principal of or interest on the Limited Partner Loans or any of the

Management Fees of KTI, as the General Partner, accrued and unpaid as of February 28, 1990.

            8.   Section 1.37 is amended in its entirety to read as follows:

          1.37 OPERATION AND MAINTENANCE AGREEMENT. The "Operation and Maintenance Agreement" means the Operation and Maintenance Agreement dated as of December 1, 1990 between the Partnership and KTI Operations, Inc. as the same may be amended, supplemented or replaced from time to time. The previous Operation and Maintenance Agreement with General Electric Company dated as of June 1, 1985 has been terminated and is the subject matter of currently pending Arbitration Proceedings.

            9. The definition of Power Purchase Agreement in Section 1.42 is amended to include any amendments or supplements thereto and any replacements thereof from time to time.

           10. The definition of Project in Section 1.43 is amended to include any and all additions and improvements to the described facility, and all replacements thereof, together with any ancillary facilities which may be acquired and/or constructed by the Partnership and used for or in conjunction with the processing of waste, whether or not located on the present site within the City of Biddeford, and the real property and all rights and/or interests in real property on which the facility and such additions, improvements and ancillary facilities shall be located.

           11.   Section 1.47 is amended in its entirety to read as follows:

          1.47 REIMBURSEMENT AGREEMENT. The term "Reimbursement Agreement" means that certain Letter of Credit and Reimbursement Agreement between the Partnership and Security Pacific National Bank ("Sec-Pac") dated as of April 1, 1987, as the same may be amended, supplemented or replaced from time to time.

           12.   Section 1.48 is amended in its entirety to read as follows:

          1.48 RESERVE FUNDS. The term "Reserve Funds" means the Working Capital Reserve Account and Operating Reserve Account required to be funded pursuant to the Reimbursement Agreement in effect on the date of execution and delivery of this First Amendment, and any other reserve accounts required to be maintained by the Partnership while any Bonds are outstanding pursuant to Subarticle E of Article XXXVII of the Waste Handling Agreements.

           13. The definition of Total Project Costs in Section 1.53 is amended (i) by deleting the reference to "Final Completion under the Construction Contract" and substituting therefore "Completion Date" as defined in the Second Amendment to the Reimbursement Agreement dated as of December 31, 1988 between the Partnership and Sec-Pac, and (ii) by deleting the reference to "Substantial Completion as defined in the Construction Contract" and substituting therefore "the In-Service Date".

           14. The definition of Trust Indenture in Section 1.59 is amended to include any amendments or supplements thereto and any replacements thereof from time to time.

           15.   The following additional definitions are added to Article 1:

          1.60 ARBITRATION PROCEEDINGS. The term "Arbitration Proceedings" means the proceedings between the Partnership and the Contractor In American Arbitration Association Case number 11-110-0198 and any other proceedings in connection with claims against and disputes involving the Contractor, its subsidiaries and affiliates and their respective officers, directors, agents and employees arising in connection with the design, construction, operation and maintenance of the Project, including without limitation any pending or future claims, cross-claims and other litigation relating to acts or omissions of the Contractor, its subsidiaries and affiliates and their respective officers, directors, agents and employees in connection with the Project.

          1.61 LIMITED PARTNER LOANS. The term "Limited Partner Loans" means loans made to the Partnership by the Limited Partners pursuant to Section 3.1(b)(iii) of the Partnership Agreement and evidenced by those new Subordinated Notes executed and delivered to the respective Limited Partners in the forms of Attachment Nos. 1, 2 and 3 hereto.

          1.62 NET RECOVERIES. The term "Net Recoveries" means the sum of (a) any proceeds received by the Partnership in connection with or as a result of awards or settlements received from the Contractor, its subsidiaries and affiliates and their respective officers, directors, agents and employees in connection with claims and disputes arising in connection with the design, construction, operation and maintenance of the Project, including all sums due or to become due by reason of any award or judgment rendered in, or settlement of, the Arbitration Proceedings, less (b) all accrued and unpaid costs, fees and expenses incurred with respect to the enforcement of the claims which give rise to such awards or settlements and the collection of such awards or settlements (including attorneys' fees and costs).

          1.63 AVAILABLE NET RECOVERIES. The term "Available Net Recoveries" means the portion of any Net Recoveries which are available and required to be used to make payments of principal and interest on the Limited Partner Loans in accordance with Section 3.8 of the Partnership Agreement added by this First Amendment.

          1.64 WORKING CAPITAL LOAN AGREEMENT. The term "Working Capital Loan Agreement" means the Working Capital Loan and Security Agreement dated as of May 9, 1990 between the Partnership and Continental Casualty Company, as the same may be amended, supplemented or replaced from time to time.

          1.65 MUNICIPALITY AND CHARTER MUNICIPALITY. The term "Municipality" means a city, town, district, interlocal corporation or other entity having governmental powers in respect of the collection and disposal of waste, including without limitation, the power to levy and collect taxes to pay its obligations under and which has entered into a Waste Handling Agreement with the Partnership. The term "Charter Municipality" means a Municipality which enters into a Waste Handling Agreement with an Initial Term ending November 15, 1992 and an Extended Term ending as of the last day of such Municipality's Existing Contract (as defined in such Waste Handling Agreement).

          1.66 PROPORTIONATE SHARE. The "Proportionate Share" to be determined for each Charter Municipality means a fraction, the numerator of which is such Charter Municipality's respective initial Guaranteed Annual Tonnage (as defined in its Waste Handling Agreement) and the denominator of which is the total initial guaranteed annual tonnage of Acceptable Waste (as defined in the Waste Handling Agreements) required to be delivered to the Partnership by all Charter Municipalities which enter into Waste Handling Agreements with the Partnership for the balance of the term of their respective Existing Contracts, all as originally set forth in Appendix A to the respective Waste Handling Agreements of such Charter Municipalities.

          1.67 RESIDUAL CANCELLATION PAYMENTS. The term "Residual Cancellation Payments" means the Residual Cancellation Payments as defined in, and required to be paid to certain Charter Municipalities that qualify to receive the same pursuant to, Subarticle C of Article XI of such Charter Municipalities' respective Waste Handling Agreements.

          1.68 WASTE HANDLING AGREEMENTS. The "Waste Handling Agreements" means those certain Host Municipality Waste Handling Agreements and Non-Host Municipality Waste Handling Agreements entered into between the Partnership and various Charter Municipalities with respect to, among other things, the disposal of municipal solid waste, as the same may be amended from time to time.

           16. The address of the Partnership as set forth in Section 2.3 and the principal office and place of business of the Partnership as set forth in
Section 2.6 is amended to:

                "Maine Energy Recovery Company
                 c/o Kuhr Technologies, Inc.
                 7000 Boulevard East
                 Guttenberg, New Jersey 07093".

           17. Section 3.1(b)(ii) is amended by substituting "ENI, Realty and Project Capital shall have the right to approve or disapprove" for "ENI and Realty shall have the right to approve and disapprove", and by substituting "10,000 tons of MSW per year" for "25,000 tons of MSW per year".

           18. A new Section 3.8 is added to the Partnership Agreement as follows:

           3.8 PAYMENT OF LIMITED PARTNER LOANS AND APPLICATION OF NET RECOVERIES. All obligations of the Partners to make Capital Contributions and loans as specified in Sections 3.1 and 3.3 have been fully performed. Capital Contributions totalling $22,001,000 have been made by the Partners as follows:

                 $1,000 by KTI;
                 $11,000,000 by Realty;
                 $7,500,000 by ENI; and
                 $3,500,000 by Project Capital

                 Loans totalling $28,485,183.38 (including $3,780,629.80 of accrued interest capitalized and added to principal as of July 1, 1990) have been made by the Limited Partners. As of December 1, 1990 the total outstanding principal balance plus accrued and unpaid interest due each of the Limited Partners was as follows:

                 $14,252,338.39 in principal (including: $1,899,945.57 of
                 accrued interest capitalized and added to principal as of July 1, 1990) plus $711,851.92 of accrued interest was owing to Realty as of December 1, 1990;

                 $9,495,327.45 in principal (including $1,260,492.29 of accrued interest capitalized and added to principal as of July 1, 1990) plus $472,485.29 of accrued interest was owing to ENI as of December 1, 1990; and

                 $4,737,517.54 in principal (including $620,191.94 of accrued interest capitalized and added to principal as of July 1, 1990) plus $234,186.16 of accrued interest was owing to Project Capital as of December 1, 1990.

                 The accrued interest on the indebtedness due the Limited Partners as of June 30, 1990 was capitalized and added to the principal balance of such indebtedness as of July 1, 1990. All indebtedness to the Limited Partners under this Article 3 shall bear interest from and after July 1, 1990 at the rate of 12% per annum, which interest if unpaid as of July 1, 1991 or the first day of any July thereafter shall be capitalized and added to principal on such first day of July.

                 To evidence such indebtedness due and payable to the Limited Partners, respectively, the Partnership, upon at or immediately prior to the time this First Amendment becomes effective, shall issue, execute and deliver new Subordinated Notes to the Limited Partners in substantially the forms attached to this First Amendment as Attachment Nos. 1, 2 and 3 (the "Replacement Notes") in replacement for any and all notes issued to evidence such indebtedness prior to December 1, 1990. From and after the date of this First Amendment the Partnership shall pay the Limited Partner Loans from Net Cash Flow and Net Sale or Refinancing Proceeds as provided in Article 5 hereof and in the Replacement Notes.

                 In addition any Net Recoveries shall be applied in the following manner and order of priority:

                 FIRST, to pay the principal balance of, and all accrued and unpaid interest on, the Working Capital Loan, and all other amounts due under the Working Capital Loan Agreement;

                 SECOND, to make deposits in appropriate funds in the order of priority listed and in an amount equal to (i) any existing deficit in Debt Service Reserve Requirement under and as defined in the Reimbursement Agreement PLUS, (ii) any existing deficit in the Working Capital Requirement under and as defined in the Reimbursement Agreement PLUS (iii) the greater of (A) any existing deficit in the Operating Reserve Requirement under and as defined in the Reimbursement Agreement or (B) such amount as shall be necessary to increase the amount on deposit in the Operating Reserve Account under the Reimbursement Agreement to $2,300,000, calculated as of the last day of the calendar month preceding the receipt of such funds (after all other allocations have been completed);

                 THIRD, to pay all accrued and unpaid interest, including interest which shall have been capitalized and added to principal on Limited Partner Loans;

                 FOURTH, to pay an amount of up to (but not to exceed) $1,750,000 as follows: (i) 25% to pay a portion of the General Partner fees accrued and unpaid as of February 28, 1990, (ii) 25% to pay a portion of the principal balance of the Limited Partner Loans and
          (iii) 50% to make a deposit in the Capital Expenditure Reserve Account ("CERA") pursuant to the Waste Handling Agreements;

                 FIFTH, to make a deposit in CERA in an amount sufficient to increase the balance therein to $5,000,000; and

                 SIXTH, the balance, if any, shall be applied to redeem Bonds (pursuant to Section 202 of the Indenture in effect on the date of this First Amendment) in inverse order of maturity; PROVIDED, HOWEVER, that any amount used to redeem Bonds pursuant to this provision shall reduce the Operating Reserve Requirement, dollar for dollar, in an amount up to $10,000,000, provided that in no event shall such Operating Reserve Requirement be reduced below $5,000,000.

                 No portion of such Net Recoveries shall be deposited in the Distribution Account provided for in the Reimbursement Agreement or otherwise distributed to the Partners of the Partnership (except pursuant to the above provisions) so long as any Bonds are outstanding and unpaid.

          Any and all provisions in any Section in Article 3 of the Partnership Agreement which is inconsistent or in conflict with any of the above provisions in this Section 3.8 are hereby amended to eliminate such inconsistency or conflict.

           19. Section 4.1(d) is amended to provide that any gain is to be determined and allocated to the Partners only after the Residual Cancellation Payments, if any, have been made to qualifying Charter Municipalities under
Article XI, Subarticle C of the Waste Handling Agreements.

           20. Article 5 of the Limited Partnership Agreement is amended in its entirety to read as follows:

          Article 5. APPLICATION OF NET CASH FLOW AND NET SALE OR REFINANCING
                     PROCEEDS.

           5.1 NET CASH FLOW. (a) Within 120 days after the end of each Fiscal Year of the Partnership, the Partnership shall make payments on the Limited Partner Loans and of the Management Fees of KTI, as General Partner, accrued as of February 28, 1990 and not previously paid from and to the extent of the Net Cash Flow for such Fiscal year as follows:

                  (i) 100% of such Net Cash Flow shall be applied to pay interest accrued on the Limited Partner Loans and the principal of the Limited Partner Loans up to the total amount attributable to accrued and unpaid interest theretofore capitalized and added to the principal balance due on such Limited Partner Loans through the date of payment; and

                 (ii) After payment of the accrued interest on the Limited Partner Loans and any principal of the Limited Partner Loans then outstanding and attributable to accrued and unpaid interest capitalized and added to the principal balance due on such Limited Partner Loans through the date of payment, 100% of any remaining Net Cash Flow shall be applied to pay the balance of the principal on the Limited Partner Loans and the Management Fees of KTI accrued and unpaid as of February 28, 1990 (provided that until the management fees of KTI accrued and unpaid as of February 28, 1990 are fully paid, each $1 of Net Cash Flow available for application pursuant to this paragraph (b) shall be applied $.50 to the payment of such accrued Management Fees and $.50 to the payment of the principal of the Limited Partner Loans); and

           (b) After payment in full of the Management Fees of KTI accrued and unpaid as of February 28, 1990, and all principal of and interest on the Limited Partner Loans, 100% of any remaining Net Cash Flow shall be applied to optionally redeem Bonds in inverse order of maturity.

           (c) After payment in full of the Management Fees of KTI accrued and unpaid as of February 28, 1990 and all principal of and interest on the Limited Partner Loans and the Bonds, 100% of any remaining Net Cash Flow (and any reserves that are deemed available for distribution by the General Partner), subject to the provisions of the Waste Handling Agreements requiring Residual Cancellation Payments to be made to certain qualifying Charter Municipalities, shall be distributed as follows: 10% to the General Partner, 45% to Realty, 30% to ENI and 15% to Project Capital.

           5.2 NET SALE OR REFINANCING PROCEEDS. Net Sale or Refinancing proceeds shall be applied to pay the Limited Partner Loans, the accrued Management Fees due KTI as of February 28, 1990 and the Bonds when received in the same order of priority as provided in Section 5.1 for Net Cash

     Flow, and after payment in full of the Limited Partner Loans, the accrued Management Fees due KTI as of February 28, 1990 and the Bonds, any remaining Net Sale or Refinancing Proceeds, subject to the provisions of the Waste Handling Agreements requiring Residual Cancellation Payments to be made to certain qualifying Charter Municipalities, shall be distributed as follows: 10% to the General Partner, 45% to Realty, 30% to ENI and 15% to Project Capital.

           5.3 DISTRIBUTION IN KIND. During the existence of the Partnership, no Partner shall be entitled to receive as distributions from the Partnership of any Partnership asset other than money. If upon termination and liquidation of the Partnership and after the payment or provision for payment in full of the Limited Partner Loans, the Management Fees of KTI accrued as of February 28, 1990 and the Bonds, the General Partner determines that (a) an immediate sale of part or all of the assets of the Partnership would cause undue loss to the Partners, and (b) the assets of the Partnership would be readily susceptible to division for distribution in kind to the Partners, then to that extent the General Partner may distribute such assets to the Partners in kind, subject to the provisions of the Waste Handling Agreements requiring Residual Cancellation Payments to be made to certain qualifying Charter Municipalities.

           21. The proviso in Section 6.1(c) is amended to require the consent of ENI, Realty and Project Capital in place of ENI and Realty and the parenthetical phrase in clause (i) is deleted.

           22. Paragraph (c) of Section 6.1 is amended by deleting the proviso at the end of such paragraph and replacing it with the following:

                 .... PROVIDED, HOWEVER, that, in addition to the limitations provided in Section 3.1(b)(ii), the General Partner shall not, without the prior consent of ENI, Realty and Project Capital (i) consent or agree to the substitution or replacement of the Credit Enhancer by any other Person,
     (ii) contract for or otherwise agree to the sale or mortgage of, or sell or grant a mortgage or security interest in, the Project, other than to secure the Bonds, (iii) permit the Partnership to issue any bonds, notes or other evidences of indebtedness in connection with any offer, issuance or sale thereof to the public, other than the Bonds, or (iv) create, incur, or assure any indebtedness for borrowed money except as permitted by the Reimbursement Agreement and borrowings from Partners pursuant to this Agreement. The General Partner shall serve as the Tax Matters Partner, as defined in the Code, and cause the preparation of all tax and information returns for the Partnership (including, but not limited to, Federal, state and local income tax and information returns).

           23. Section 6.4 of the Limited Partnership Agreement is amended in its entirety to read as follows:

           6.4 COMPENSATION. (a) In consideration of the services to be performed by the General Partner after the In-Service Date and through February 28, 1990 the General Partner shall be paid an annual Management Fee of $300,000 (of which amount it is acknowledged and agreed that $857,534 was accrued and unpaid as of February 28, 1990), and from and after March 1, 1990 the General Partner shall be paid a Management Fee in the amount of $16,667 per month in full payment of all of its profits and overhead costs for managing the Partnership; PROVIDED, HOWEVER, that the payment of such Management Fee shall at all times be subject to the terms and conditions of the Waste Handling Agreements, including the provisions in Subarticle C of
     Article XI of the Waste Handling Agreements requiring that KTI as General Partner shall forego the payment of a portion of such Management Fee to enable the Partnership to pay each Charter Municipality the Cancellation Adjustment (as defined in the Waste Handling Agreements).

           (b) The General Partner will subordinate its Management Fees accrued through February 28, 1990, until the Partnership's Net Cash Flow and/or Net Sale or Refinancing Proceeds are sufficient to begin retiring the Limited Partner Loans in accordance with Section 5.1 and 5.2 of the Partnership Agreement; PROVIDED, HOWEVER, that a portion of such accrued and unpaid Management Fees may be paid out of Net Recoveries to the extent available as provided in Section 3.8 of the Partnership Agreement.

           24. Section 6.6 of the Partnership Agreement is amended in its entirety to read as follows:

           6.6 ESTABLISHMENT OF RESERVES. (a) The Partnership shall establish and maintain the Reserve Funds and such other funds as provided for by the Trust Indenture, the Reimbursement Agreement and the Waste Handling Agreements and shall cause to be deposited therein such amounts as are or may be required pursuant to the Loan Agreement, the Trust Indenture, the Reimbursement Agreement and the Waste Handling Agreements. At such time as the Partnership is no longer required to maintain such Reserve Funds or any such other funds, the amounts in such funds shall be applied in the same manner as Net Cash Flow.

           (b) Pursuant to the terms of this Agreement, the General Partner may from time to time establish such reserves for the Partnership as it in good faith deems reasonable and necessary. At such time as the General Partner deems such reserves no longer necessary, they shall be applied in the same manner as Net Cash Flow. Without limiting the generality of the foregoing the General Partner shall establish and maintain reserves for the Cancellation Adjustments and Charter Adjustments (as defined in the Waste Handling Agreements) in a manner satisfactory to the Oversight Committee (as defined in the Operation and Maintenance Agreement).

           25. Section 11.3 is amended to clarify that the reference therein to Section 7.1 refers to Section 7.1 of the Reimbursement Agreement.

           26. The following clause is hereby inserted at the beginning of the second sentence of Section 12.3:

                 "Subject to the terms and conditions of the Waste Handling Agreements requiring Residual Cancellation Payments to be made to certain qualifying Charter Municipalities,...."

           27.   The notice addresses for ENI and the General Partner in Section
14.3 of the Partnership Agreement are amended to read as follows:

                 Energy National, Inc.
                 500 Northeast Multnomah, #900
                 Portland, Oregon 97232
                 Attention: Brian D. Holt

                 Kuhr Technologies, Inc.
                 7000 Boulevard East
                 Guttenberg, New Jersey 07093
                 Attention: Nicholas Mennona, Jr.

           28.   The respective residences of ENI and the General Partner in
Section 14.19 are changed to:

                 Energy National, Inc.
                 500 Northeast Multnomah, #900
                 Portland, Oregon 97232
                 Attention: Brian D. Holt

                 Kuhr Technologies, Inc.
                 7000 Boulevard East
                 Guttenberg, New Jersey 07093
                 Attention: Nicholas Mennona, Jr.

           29. All terms and provisions of the Partnership Agreement, as amended hereby, shall continue in full force and effect.

           30. This amendment shall not become effective unless and until, and shall be effective from and after, such time as the escrowee, pursuant to the Escrow Agreement dated as of February 13, 1991 between Tri-County Solid Waste Advisory Committee, the escrowee named therein and various municipalities (the "Escrow Agreement") shall close the escrow and deliver fully executed documents to the Partnership as required thereby. If the Escrow Agreement is terminated pursuant to the terms thereof, this amendment shall be of no force and effect.

          IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Second Amended and Restated Agreement and Certificate of Limited Partnership to be executed and delivered by their duly authorized officers as of the day and year first above written.

                                           THE GENERAL PARTNER:

                                           KUHR TECHNOLOGIES, INC.


                                           By /s/ Floyd M. Gent
                                              ----------------------------------
                                              Its Vice President of Operations
                                              Floyd Gent

          Subscribed and sworn to before me by Floyd M. Gent this 6th day of June, 1991.

                                              /s/ Karen L. Pelletier
                                              ----------------------------------
                                                        Notary Public
                                              Karen L. Pelletier
                                              Comm Exp 10-22-97

          IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Second Amended and Restated Agreement and Certificate of Limited Partnership to be executed and delivered by their duly authorized officers as of the day and year first above written.

                                           THE LIMITED PARTNERS:

                                           ENERGY NATIONAL, INC.


                                           By: /s/ Brian D. Holt
                                               ---------------------------------
                                               Its President
                                               Brian D. Holt

          Subscribed and sworn to before me by Brian D. Holt this 31st day of May, 1991.

                                               /s/ Barbara J. Howxhurst
                                               ---------------------------------
                                                        Notary Public

          IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Second Amended and Restated Agreement and Certificate of Limited Partnership to be executed and delivered by their duly authorized officers as of the day and year first above written.

                                           CNA REALTY CORP.


                                           By: /s/ Robert E. Wetzel
                                               ---------------------------------
                                               Its Vice President
                                               ---------------------------------


          Subscribed and sworn to before me by Robert E. Wetzel, Vice President this 24th day of May, 1991.

                                               /s/ Marguerite J. Miller
                                               ---------------------------------
                                                        Notary Public.

                                                         "OFFICIAL SEAL"
                                                      Marguerite J. Miller
                                                Notary Public, State of Illinois
                                                 My Commission Expires 12/15/92

          IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Second Amended and Restated Agreement and Certificate of Limited Partnership to be executed and delivered by their duly authorized officers as of the day and year first above written.

                                           PROJECT CAPITAL 1985

                                           By  /s/ Earle Yaffa
                                               ---------------------------------
                                               Its Managing Partner
                                               Earle Yaffa

          Subscribed and sworn to before me by Earle Yaffa this 24 day of May, 1991.

                                               /s/ Fay D. Hill
                                               ---------------------------------
                                                        Notary Public


                                                   FAY D. HILL
                                          Notary Public, State of New York
                                                   No. 41-4795907
                                           Qualified in Queens County
                                        Commission Expires April 30, 1992